UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Apollo Global Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Apollo Global Management, Inc.

9 West 57th Street, 43rd Floor

New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 1, 2021

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Apollo Global Management, Inc. (the “Company”). The Annual Meeting of Stockholders will be held virtually on October 1, 2021 at 9:30 a.m., Eastern Daylight Time, for the following purposes:

1.

To elect Walter (Jay) Clayton, Michael Ducey, Richard Emerson, Joshua Harris, Kerry Murphy Healey, Pamela Joyner, Scott Kleinman, A.B. Krongard, Pauline Richards, Marc Rowan, David Simon and James Zelter to the Board of Directors of the Company (the “Board of Directors”) as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of the Company to be held in 2022;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

On March 8, 2021, the Company and Athene Holding Ltd. (“Athene”) agreed to effect an all-stock merger transaction to combine their respective businesses, subject to the terms and conditions of a merger agreement. A special meeting of the Company’s stockholders entitled to vote thereon will be held at a later date for the purpose of approving such merger agreement and the transactions contemplated thereby. Such transactions, if approved, may impact certain items voted upon at this Annual Meeting. However, until such transactions have been completed, the Company will continue to function as an independent public company and therefore we are filing this notice and the accompanying proxy statement for the Annual Meeting.

Holders of the Company’s common stock, par value $0.00001 per share, of record at the close of business on August 5, 2021 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020 via the internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We intend to hold our Annual Meeting of Stockholders virtually as a result of continuing concerns surrounding the coronavirus (COVID-19) pandemic. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2021AM/htype.asp by 11:59 p.m., Eastern Daylight Time, on September 28, 2021. The meeting can be accessed by using the invitation provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online. We encourage you to access the Annual Meeting before the start time of 9:30 a.m., Eastern Daylight Time, on October 1, 2021. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Daylight Time, on October 1, 2021. A complete list of stockholders entitled to vote at the Annual Meeting will be available on the meeting website set forth above using the Virtual

Control Number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. We encourage you to vote your shares prior to the Annual Meeting.

Dated: August 16, 2021	By order of the Board of Directors

/s/ John J. Suydam
John J. Suydam
Chief Legal Officer and Assistant Secretary

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

i

Apollo Global Management, Inc.

PROXY STATEMENT

Annual Meeting of Stockholders of Apollo Global Management, Inc. to be held on Friday, October 1, 2021

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of Apollo Global Management, Inc. (the “Company” and together with its consolidated subsidiaries, “Apollo”) is soliciting proxies for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on Friday, October 1, 2021 at 9:30 a.m., Eastern Daylight Time. The information included in this proxy statement (“Proxy Statement”) relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2020 is available to review with this Proxy Statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about August 16, 2021.

What proposals will be voted on at the Annual Meeting?

The two matters scheduled to be voted on at the Annual Meeting are:

1.

The election of Walter (Jay) Clayton, Michael Ducey, Richard Emerson, Joshua Harris, Kerry Murphy Healey, Pamela Joyner, Scott Kleinman, A.B. Krongard, Pauline Richards, Marc Rowan, David Simon and James Zelter to the Board of Directors as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of the Company to be held in 2022; and

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

The Annual Meeting does not relate to the special meeting of stockholders that will be held in connection with the pending merger transaction with Athene. A separate proxy statement will be delivered, and a separate special meeting of stockholders will be held, in connection with such transaction.

How will COVID-19 affect the Annual Meeting?

As a result of continuing concerns surrounding COVID-19, the Company will hold its Annual Meeting of Stockholders virtually, on Friday, October 1, 2021 at 9:30 a.m., Eastern Daylight Time. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2021AM/htype.asp by 11:59 p.m., Eastern Daylight Time, on September 28, 2021. The meeting can be accessed by using the invitation provided upon registration.

Who can vote at the Annual Meeting?

Anyone owning shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) of record at the close of business on August 5, 2021, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials (“Notice”) and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on August 5, 2021, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 235,527,358 shares of Class A common stock (“Class A shares”), 1 share of Class B common stock (“Class B share”) and 1 share of Class C common stock (“Class C share”) outstanding. A list of all record stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 9 West 57th Street, 43rd Floor, New York, New York 10019, from the Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available online during the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of each of the director nominees;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at http://viewproxy.com/apollo/2021AM/.

How do I vote my shares at the virtual Annual Meeting?

In order to attend the meeting, you must register at http://viewproxy.com/apollo/2021AM/htype.asp by 11:59 p.m., Eastern Daylight Time, on September 28, 2021. You will receive a meeting invitation by email with your unique join link along with a password prior to the meeting date. We encourage you to access the meeting before the start time of 9:30 a.m., Eastern Daylight Time, on October 1, 2021. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Daylight Time, on October 1, 2021.

If you hold shares of Common Stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting. You will need the control number provided on your proxy card you received from us (“Proxy Card”) or Notice.

If you are a beneficial owner and hold shares of common stock in street name, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership.

Please follow the instructions at http://viewproxy.com/apollo/2021AM/htype.asp in order to attend the Annual Meeting and vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the control number provided on your Proxy Card, voting instruction form or Notice.

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a Proxy Card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

How may I vote my shares without attending the Annual Meeting?

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions before the Annual Meeting by the method or methods described below:

•

If you received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website.

•

If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. To submit your proxy or voting instructions, you will need the control number set forth in the email. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website.

•

If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions via the internet or by telephone, you will need the control number provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the Proxy Card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

•	Providing another proxy, or using any of the available methods for voting, with a later date, before 11:59 p.m., Eastern Daylight Time on September 30, 2021;

•	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting your shares online at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What is broker “discretionary” voting?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors (Proposal 1). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of the election of directors. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 2).

How are matters presented at the Annual Meeting approved?

Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” the proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2). Brokers do not have discretion to vote any uninstructed shares on the election of directors (Proposal 1).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of Alliance Advisors will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to John J. Suydam, our Chief Legal Officer, and Jessica L. Lomm, our Secretary, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our fiscal 2020 Annual Report on Form 10-K is available on our website at www.apollo.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to John J. Suydam, Chief Legal Officer, Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our fiscal 2020 Annual Report on Form 10-K.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2022 annual meeting of the stockholders (“2022 Annual Meeting”), they must be submitted in writing to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, on or before April 18, 2022. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2022 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2022 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made by the Company.

Am I being asked to approve the merger agreement with Athene and transactions contemplated thereby during the Annual Meeting?

No. A special meeting of the stockholders entitled to vote on the merger agreement with Athene, separate from the Annual Meeting, will be held at a later date for the purpose of approving the merger agreement and the transactions contemplated thereby. Such transactions, if approved, may impact certain items voted upon at the Annual Meeting. However, until the transactions have been completed, the Company will continue to function as an independent public company and therefore we are filing this proxy statement for the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors hold office until such Director’s successor is duly elected and qualified, or, if earlier, until such Director’s death or until such Director resigns or is removed in the manner set forth in the Company’s bylaws. The term of all directors will expire at our next annual meeting of stockholders. Under the Company’s certificate of incorporation, for so long as there is a Class C Stockholder and the Apollo Group Beneficially Owns, in the aggregate, 10% or more of the Voting Power of the Company, the Class C Stockholder shall have the sole power to set the total number of directors which shall constitute the Board of Directors.

All of the nominees are members of the current Board of Directors. On June 10, 2021, Siddhartha Mukherjee, a director of the Company, informed us of his decision not to seek re-election at the Annual Meeting, although it is anticipated that Mr. Mukherjee will continue to provide advice to Apollo on technology matters after the completion of his term as a director. Accordingly, each of the current members of the Board of Directors (other than Mr. Mukherjee) has been nominated for re-election to the Board of Directors at the Annual Meeting.

The Board of Directors currently consists of thirteen directors, but as a result of Mr. Mukherjee’s decision not to seek re-election, the Class C Stockholder has approved the reduction of the size of the Board of Directors from thirteen directors to twelve directors, which reduction will become effective as of the opening of the polls at the Annual Meeting.

If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be further reduced in accordance with the Company’s certificate of incorporation.

Directors will be elected by the holders of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees for directors listed below.

BOARD OF DIRECTORS

The following table sets forth certain information about our director nominees as of the date of this Proxy Statement. There is no family relationship between any director, executive officer or person nominated to become a director. See “Certain Relationships and Related Transactions, and Director Independence—Statement of Policy Regarding Transactions with Related Persons.” The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “Corporate Governance—Communications with the Board of Directors.” The business address for each nominee for matters regarding the Company is Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Name	Age	Position(s)
Marc Rowan	58	Chief Executive Officer, Co-Founder and Member of the Board of Directors and Executive Committee
Joshua Harris	56	Co-Founder and Member of the Board of Directors and Executive Committee
Scott Kleinman	48	Co-President and Member of the Board of Directors and Executive Committee
James Zelter	59	Co-President and Director
Walter (Jay) Clayton	55	Non-Executive Chairman
Michael Ducey	73	Director
Richard Emerson	59	Director

Name	Age	Position(s)
Kerry Murphy Healey	61	Director
Pamela Joyner	63	Director
A.B. Krongard	84	Director
Pauline Richards	73	Director
David Simon	59	Director

Marc Rowan. Mr. Rowan is the Chief Executive Officer of the Company, a member of the Board of Directors, and a member of the executive committee of the Company. Mr. Rowan co-founded Apollo in 1990. Mr. Rowan currently serves on the boards of directors of, inter alia, Athene and Athora Holding. Mr. Rowan is Chair of the Board of Advisors of The Wharton School and a member of the University of Pennsylvania’s Board of Trustees. He has previously served on the boards of directors of, inter alia, Caesars Acquisition Co. and Caesars Entertainment Corporation. In addition, he is involved in public policy and is an initial funder and contributor to the development of the Penn Wharton Budget Model, a nonpartisan research initiative which provides analysis of public policy’s fiscal impact. An active philanthropist, Mr. Rowan is a founding member and Chair of the Youth Renewal Fund and Vice Chair of Darca, Israel’s top educational network operating 40 schools with over 22,000 students throughout Israel’s most diverse and underserved communities. Mr. Rowan also serves on the board of directors of OpenDor Media, a digital media company centered on engaging Jewish and Israeli content. He is an Executive Committee member of the Civil Society Fellowship, a partnership of ADL and the Aspen Institute, designed to empower the next generation of community leaders and problem solvers from across the political spectrum. He also serves on the boards of, inter alia, several technology-oriented venture companies. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a B.S. and an M.B.A. in Finance. Mr. Rowan has significant experience making and managing investments, particularly financial services investing, on behalf of Apollo and has over 35 years’ experience financing, analyzing and investing in public and private companies. Mr. Rowan’s extensive financial background and expertise in private equity investments enhance the breadth of experience of the Board of Directors.

Joshua Harris. Mr. Harris is a Co-Founder of Apollo, and a member of the Board of Directors and executive committee of the Company. Prior to 1990, Mr. Harris was a member of the Mergers and Acquisitions group of Drexel Burnham Lambert Incorporated. Mr. Harris is a member of the Federal Reserve Bank of New York’s Investor Advisory Committee on Financial Markets and the Council of Foreign Relations. He is a Managing Partner of the Philadelphia 76ers, Managing Member of the New Jersey Devils, a General Partner of the Crystal Palace Football Club and a member of the Board of Governors of the National Basketball Association and National Hockey League. He is also the Founder and Co-Chairman of Harris Blitzer Sports & Entertainment (HBSE), a company created to accelerate growth and explore related strategic investment opportunities in sports, entertainment and media. Mr. Harris serves on the Board of Trustees of Mount Sinai Medical Center, Harvard Business School and the Wharton School at the University of Pennsylvania. Mr. Harris has previously served on the board of directors of Berry Plastics Group Inc., EP Energy Corporation, EPE Acquisition, LLC, CEVA Logistics, Constellium N.V., and LyondellBasell Industries B.V. Mr. Harris graduated summa cum laude and Beta Gamma Sigma from the University of Pennsylvania’s Wharton School of Business with a B.S. in Economics and received his M.B.A. from the Harvard Business School, where he graduated as a Baker and Loeb Scholar. Mr. Harris has significant experience in making and managing private equity investments on behalf of Apollo and has more than 30 years’ experience in financing, analyzing and investing in public and private companies. Mr. Harris’s extensive knowledge of Apollo’s business and experience in a variety of senior leadership roles enhance the breadth of experience of the Board of Directors.

Scott Kleinman. Mr. Kleinman is Co-President of the Company, co-leading Apollo’s day-to-day operations including all of Apollo’s revenue-generating businesses and enterprise solutions across its integrated alternative investment platform, as well as a member of the Board of Directors and a member of the executive committee of the Company. Mr. Kleinman joined Apollo six years after its inception in 1996, and was named Lead Partner for Private Equity in 2009 prior to being named Co-President in 2018. Mr. Kleinman currently serves on the board of directors of AHL, Athora Holding, Ltd., Apollo Strategic Growth Capital I and Apollo Strategic Growth Capital II and previously served on the board of directors of CH2M Hill Companies. Prior to joining Apollo, Mr. Kleinman was a member of the Investment Banking division at Smith Barney Inc. In 2014, Mr. Kleinman founded the Kleinman Center for Energy Policy at the University of Pennsylvania. He is a member of the Board of Overseers at the University of Pennsylvania Stuart Weitzman School of Design and a member of the Board of Directors of White Plains Hospital, where he co-chaired the COVID-19 Relief Campaign. Mr. Kleinman received a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa. Mr. Kleinman’s extensive knowledge of Apollo’s business and expertise in private equity investments enhance the breadth of experience of the Board of Directors.

James Zelter. Mr. Zelter serves as Co-President of the Company and Chief Investment Officer of Apollo’s credit business as well as a member of the Board of Directors . Mr. Zelter has served as Chief Investment Officer of Apollo’s credit business since 2006 and became Co-President in January 2018. Since 2006, Mr. Zelter has also served in several senior roles at Apollo Investment Corporation, a publicly traded vehicle managed by Apollo, and served as a director on its board of directors from 2006 to 2020. Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for Citigroup’s Global High Yield franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion of Apollo’s credit platform. He is a board member of DUMAC, the investment management company that oversees both Duke University’s endowment and the Duke Endowment. Mr. Zelter has a B.A. in Economics from Duke University. Mr. Zelter’s extensive knowledge of Apollo’s business and expertise in credit investments enhance the breadth of experience of the Board of Directors.

Walter (Jay) Clayton. Mr. Clayton was appointed to serve as Non-Executive Chairman of the Board of Directors, effective March 21, 2021, and prior to that time, served as Lead Independent Director of the Board of Directors effective March 1, 2021. Mr. Clayton served as Chair of the SEC from May 2017 through December 2020. In addition to chairing the SEC, he was a member of the President’s Working Group on Financial Markets, the Financial Stability Oversight Council and the Financial Stability Board. Mr. Clayton also participated on the Board of the International Organization of Securities Commissions. Prior to joining the SEC, Mr. Clayton was a partner at Sullivan & Cromwell LLP, where he was a member of the firm’s Management Committee and co-head of the firm’s corporate practice. From 2009 to 2017, Mr. Clayton was a Lecturer in Law and Adjunct Professor at the University of Pennsylvania Law School and since July 2021 has been an Adjunct Professor at both the Wharton School and the Carey Law School of the University of Pennsylvania. Mr. Clayton also is a Senior Policy Advisor to Sullivan & Cromwell LLP, and has advisory roles with several private companies and non-profit organizations, including the Board of Trustees of Lehigh University and the Advisory Council of the National Association of Securities Professionals (NASP). Mr. Clayton earned a B.S. in Engineering from the University of Pennsylvania (summa cum laude), a B.A. and M.A. in Economics from the University of Cambridge (Thouron Scholar), and a J.D. from the University of Pennsylvania Law School (cum laude, Order of the Coif). Mr. Clayton’s breadth of professional and management experience, as well as his deep knowledge and understanding of the operation and regulation of private and public capital markets, make him a valuable member of the Board of Directors.

Michael Ducey. Mr. Ducey has served as an independent director of the Company and a member of the audit committee and as Chairman of the conflicts committee of the Board of Directors since 2011. Mr. Ducey was with Compass Minerals International, Inc., from March 2002 to May 2006, where he served in a variety of roles, including as President, Chief Executive Officer and Director prior to his retirement in May 2006. Prior to joining Compass Minerals International, Inc., Mr. Ducey worked for nearly 30 years at Borden Chemical, Inc., in various management, sales, marketing, planning and commercial development positions, and ultimately as President, Chief Executive Officer and Director. Mr. Ducey joined Ciner Resources Corporation (formerly OCI Resources LP) as an independent member of the board of directors in September 2014, where he serves on the audit committee and the conflicts committee. From May 2006 to July 2016, Mr. Ducey was a member of the board of directors of Verso Paper Holdings, Inc. and served as Chairman of the audit committee. From September 2009 to December 2012, Mr. Ducey was the non-executive Chairman of TPC Group, Inc. and served on the audit committee and the environmental health and safety committee. From June 2006 to May 2008, Mr. Ducey served on the board of directors of and as a member of the governance and compensation committee of the board of directors of UAP Holdings Corporation. From July 2010 to May 2011, Mr. Ducey was a member of the board of directors and served on the audit committee of Smurfit-Stone Container Corporation. From October 2010 to April 2017, Mr. Ducey served as the Chairman of the compliance and governance committee and the nominations committee of the board of directors of HaloSource, Inc. He served on the board of Fenner, PLC from January 2017 to June 2018 and served on the Audit, Governance and Remunerations Committees. Mr. Ducey graduated from Otterbein University with a degree in Economics and an M.B.A. in finance from the University of Dayton. Mr. Ducey’s comprehensive corporate background and his experience serving on various boards and committees add significant value to the Board of Directors.

Richard Emerson. Mr. Emerson has served as an independent director of the Company since March 2021. Mr. Emerson has spent his entire career in investment banking and corporate finance. He currently serves as president of Pendral Capital, where he both invests and advises technology clients on strategic transactions. From 2004 through 2008, he was Senior Managing Director of Evercore Partners Inc., a public investment banking advisory firm, where he established and ran the San Francisco office. Prior to Evercore, Mr. Emerson served as Senior Vice President, Corporate Development and Strategy, of Microsoft Corporation, reporting directly to the Chief Executive Officer and serving on the executive leadership team, with responsibility for all acquisitions, investments, strategic partnerships and corporate strategy. Mr. Emerson joined Microsoft from investment bank Lazard Ltd., where as a Senior Managing Director, he established and ran the west coast office, and advised clients on industry defining mergers, acquisitions and related financial transactions. Prior to Lazard, Mr. Emerson held senior roles with The Blackstone Group and Morgan Stanley & Co. Mr. Emerson has a BA and MA in Economics and a JD from Stanford University, and an MBA from Dartmouth College. Mr. Emerson’s investment banking and corporate finance background add significant value to the Board of Directors.

Kerry Murphy Healey. Dr. Murphy Healey has served as an independent director of the Company since March 2021. Dr. Healey is the inaugural president of the Milken Center for Advancing the American Dream in Washington, DC. Dr. Healey served as the President of Babson College from 2013-2019. Before coming to Babson, she served with distinction as the 70th lieutenant governor of Massachusetts from 2003 to 2007, where she worked to lead, enact, and implement a wide range of policy and legislative initiatives for the Romney-Healey Administration. In 2008, Dr. Healey was appointed by Secretary of State Condoleezza Rice as a founding member of the Executive Committee of the U.S. State Department’s Public-Private Partnership for Justice Reform in Afghanistan (PJRA), a position to which she was later reappointed by Secretary of State Hillary Clinton. Prior to her public service, Dr. Healey worked for more than a decade as a public policy consultant to the United States Department of Justice for Cambridge-based think tank Abt Associates. Dr. Healey holds an AB in government from Harvard College and a PhD in political science and law from Trinity College, Dublin. She has been a fellow at the Harvard Kennedy School’s Institute of Politics and Harvard’s Center for Public Leadership. She is a member of the Council on Foreign Relations and the Trilateral Commission, and a trustee of the American University of Afghanistan and the American University of Bahrain. Dr. Healey’s public service experience and her role in government make her a valuable member of the Board of Directors.

Pamela Joyner. Ms. Joyner has served as an independent director of the Company since March 2021. Ms. Joyner is a founding partner of Avid Partners LLC, a strategic marketing consulting firm. Previously, she held senior positions at Bowman Capital Management LLC and Capital Guardian Trust Company. Ms. Joyner is an independent director of First Republic Bank, a position she has held for over 17 years. In that time, Ms. Joyner has served as chair of First Republic Bank’s investment and compensation committee, and as a member of its governance committee. She is a trustee emeritus of Dartmouth College, Chair Emeritus of the Tate Americas Foundation, and a trustee of the Art Institute of Chicago and J. Paul Getty Trust. She was previously Co-Chair of the San Francisco Ballet Association. Ms. Joyner holds a BA from Dartmouth College, an MBA from Harvard

University and an Honorary Degree from Dartmouth College. Ms. Joyner’s extensive business experience and her service on the board of a regulated company make her a valuable member of the Board of Directors.

A.B. Krongard. Mr. Krongard has served as an independent director of the Company and as a member of the audit committee of the Board of Directors since 2011. Mr. Krongard also became a member of the conflicts committee of our board of directors in January 2019. From 2001 to 2004, Mr. Krongard served as Executive Director of the Central Intelligence Agency. From 1998 to 2001, Mr. Krongard served as Counselor to the Director of Central Intelligence. Prior to 1998, Mr. Krongard served in various capacities at Alex Brown, Incorporated, including serving as Chief Executive Officer beginning in 1991 and assuming additional duties as Chairman of the board of directors in 1994. Upon the merger of Alex Brown, Incorporated with Bankers Trust Corporation in 1997, Mr. Krongard served as Vice-Chairman of the Board of Bankers Trust Corporation and served in such capacity until assuming his position at the Central Intelligence Agency. Mr. Krongard served as the Lead Director of Under Armour, Inc. from 2006 to 2020. Mr. Krongard serves as chairman of the nominating and corporate governance committee and a member of the compensation committee of Iridium Communications Inc. and as a member of the audit committee of Icahn Enterprises L.P. Mr. Krongard also serves on the board of trustees of In-Q-Tel, Inc. Mr. Krongard graduated with honors from Princeton University and received a J.D. from the University of Maryland School of Law, where he also graduated with honors. Mr. Krongard’s comprehensive corporate background contributes to the range of experience of the Board of Directors.

Pauline Richards. Ms. Richards has served as an independent director of the Company and as Chairperson of the audit committee of the Board of Directors since 2011. Ms. Richards also became a member of the conflicts committee of AGM’s board of directors in October 2020. Ms. Richards currently serves as Chief Operating Officer of Trebuchet Group Holdings Limited, a position she has held since 2008. Ms. Richards also serves as a member of the Audit and Governance Committees of the board of directors of Wyndham Hotels and Resorts. Prior to mid-2018, Ms. Richards served on the board of Wyndham Worldwide, a position she held since 2006; is a director of Hamilton Insurance Group, serving on the audit and investment committees, a position she has held since 2013. Prior to 2008, Ms. Richards served as Director of Development of Saltus Grammar School from 2003 to 2008, as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited from 2001 to 2003, and as Treasurer of Gulf Stream Financial Limited from 1999 to 2000. Ms. Richards also served as a member of the Audit Committee and chair of the Corporate Governance Committee of the board of directors of Butterfield Bank from 2006 to 2013. Ms. Richards graduated from Queen’s University, Ontario, Canada, with a BA in psychology and has obtained certification as a CPA, CMA. Ms. Richards’ extensive finance experience and her service on the boards of other public companies add significant value to the Board of Directors.

David Simon. Mr. Simon has served as an independent director of the Company since June 2021. Mr. Simon is currently Chairman of the Board, CEO and President of Simon Property Group. Mr. Simon has been the CEO of Simon Property Group or its predecessor since 1995 and President of Simon Property Group since February 2019. He served as President of Simon Property Group’s predecessor from 1993 to 1996, and he has served as a director of Simon Property Group or its predecessor since the company’s incorporation in 1993, beginning his role as Chairman in 2007. Previously, Mr. Simon was Vice President of Wasserstein Perella & Company from 1988 to 1990, and an Associate at First Boston Corp. from 1985 to 1988. He is a member and former chairman of the National Association of Real Estate Investment Trusts. He also serves as Chairman of the Board of Simon Property Group Acquisition Holdings, Inc. and Chairman of the Supervisory Board of Klepierre, a publicly traded Paris-based European leader in shopping malls. Mr. Simon earned a B.S. from the Indiana University Kelley School of Business and an MBA from Columbia University. Mr. Simon’s decades of experience in financing, deal-making, and real estate, as well as his extensive business experience through his roles as Chairman of the Board, CEO and President of a regulated company, contribute immense value to the Board of Directors.

Required Vote

The twelve director nominees receiving the highest number of votes in favor of their election shall be elected as directors. In accordance with Delaware law, shares for which votes are withheld from any nominee are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect on the election of directors. While shares for which broker non-votes occur will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares voted with respect to the election of directors.

CORPORATE GOVERNANCE

Management of the Company

As of August 5, 2021, the Company had 235,527,358 Class A shares, one Class B share and one Class C share outstanding. The outstanding Class A shares are publicly held and traded on the NYSE, the outstanding Class B share is held by BRH Holdings GP, Ltd., which is wholly-owned and controlled by our Co-Founders, and the outstanding Class C share is held by AGM Management, LLC, which is indirectly wholly-owned and controlled by our Co-Founders. As of August 5, 2021, the total voting power on all matters generally submitted for vote to the stockholders (the “General Stockholder Matters”) of the Class A shares, Class B share and Class C share was 9.2%, 7.7% and 83.1%, respectively. For certain matters, however, as required by our certificate of incorporation and the rules of the New York Stock Exchange, as of August 5, 2021 the total voting power of the Class A shares was 54.4%, the total voting power of the Class B share was 45.6% and the Class C share does not vote.

Our certificate of incorporation provides that, for so long as there is a Class C Stockholder and the Apollo Group beneficially owns, in the aggregate, 10% or more of the Voting Power (as defined in our certificate of incorporation) of the Company, the Class C Stockholder shall, on all General Stockholder Matters, be entitled to such number of votes as shall equal the difference of (A) nine and nine-tenths (9.9) times the aggregate number of votes entitled to be cast by the holders of Class A shares and full voting preferred stock, minus (B) the Aggregate Class B Vote (such difference, the “Class C Vote”); provided that, for so long as there is a Class C Stockholder, the Aggregate Class B Vote shall not exceed 9% of the total votes entitled to be cast by holders of all shares of capital stock entitled to vote thereon. If the number of votes entitled to be cast by the holders Class A shares which are free float, as determined by the Company in reliance upon the guidance issued by FTSE Russell (the “Class A Free Float”), on any General Stockholder Matter equals less than 5.1% of the votes entitled to be cast by the holders of all shares of capital stock entitled to vote thereon as of the relevant record date:

(1)

the Class C Vote shall be reduced to equal such number as would result in the total number of votes cast by holders of the Class A Free Float being equal to 5.1% of the votes entitled to be cast by the holders of all shares of capital stock entitled to vote thereon, voting together as a single class (the “Class A Free Float Adjustment”); and

(2)

if, after giving effect to the Class A Free Float Adjustment, the Aggregate Class B Vote on any General Stockholder Matter would be in excess of 9% of the total number of the votes entitled to be cast thereon by the holders of all outstanding shares of capital stock, (x) the Aggregate Class B Vote shall be reduced to 9% of such total number and (y) the Class C Vote, as calculated after giving effect to the Class A Free Float Adjustment, shall be increased by a number of votes equal to the number of votes by which the Aggregate Class B Vote was reduced pursuant to the foregoing clause (x).

Our certificate of incorporation also provides that, for so long as there is a Class C Stockholder and the Apollo Group beneficially owns, in the aggregate, 10% or more of the Voting Power of the Company, holders of the Class A shares (voting together with the holders of the Class B shares as a single class) have the right to vote with respect to (i) a sale, exchange or disposition of all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (provided, however, that this does not preclude or limit our ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of our assets and those of our subsidiaries (including for the benefit of persons other than us or our subsidiaries, including affiliates of the Class C Stockholder) and does not apply to any forced sale of any or all of our assets pursuant to the foreclosure of, or other realization upon, any such encumbrance), (ii) a merger, consolidation or other business combination, (iii) certain amendments to our certificate of incorporation and bylaws including amendments that would enlarge the obligations of the Class A stockholders and certain amendments that would have a material adverse effect on the rights or preferences of Class A stockholders in relation to other classes of stock, (iv) matters on which a separate class vote may be required by the Delaware General Corporation Law (“DGCL”) (on which the holders of Class A shares and Class B share may each have separate class votes and not vote together as a single class), and (v) as required by the NYSE, including with respect to equity compensation plans, the issuance of common stock to a related person in excess of 1% of the outstanding shares of common stock or 1% of the voting power of the Company, and the issuance of common stock in excess of 20% of the outstanding shares of common stock or 20% of the voting power of the Company.

For purposes of our certificate of incorporation, the “Apollo Group” means (i) the Class C Stockholder and its affiliates, including their respective general partners, members and limited partners, (ii) AP Professional Holdings, L.P. (“Holdings”) and its affiliates, including their respective general partners, members and limited partners, (iii) with respect to each Co-Founder, such Co-Founder and such Co-Founder’s “group” (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (iv) any former or current investment professional of or other employee of an “Apollo employer” (as defined below) or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such person’s group, (v) any former or current executive officer of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such person’s group; and (vi) any former or current director of an Apollo employer or the Apollo Operating Group (or such other entity controlled by a member of the Apollo Operating Group) and any member of such person’s group. With respect to any person, “Apollo employer” means the Company or such successor thereto or such other entity controlled by the Company or its successor as may be such person’s employer at such time, but does not include any portfolio companies. “Apollo Operating Group” refers to (i) the limited partnerships and limited liability companies through which the Company operates its businesses and (ii) one or more limited partnerships or limited liability companies formed for the purpose of, among other activities, holding certain of the Company’s gains or losses on its principal investments in the funds.

As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the NYSE and qualifies for exceptions from certain corporate governance rules of the NYSE.

Director Independence

For so long as the Apollo control condition is satisfied (as described in “Corporate Governance—Management of the Company”), we are considered a “controlled company” as defined in the listing standards of the NYSE and we are exempt from the NYSE rules that require that:

•	our Board of Directors be comprised of a majority of independent directors;

•	we establish a compensation committee composed solely of independent directors; and

•	we establish a nominating and corporate governance committee composed solely of independent directors.

While our Board of Directors is currently comprised of a majority of independent directors, we currently avail ourselves of the controlled company exceptions. We have elected not to have a nominating and corporate governance committee comprised entirely of independent directors, nor a compensation committee comprised entirely of independent directors. Our board of directors has determined that nine of our thirteen current directors meet the independence standards under the NYSE and the SEC. These directors are Messrs. Clayton, Ducey, Emerson, Krongard, Simon and Mukherjee (who will not seek re-election at the Annual Meeting), Mses. Joyner and Richards, and Dr. Healey.

At such time that we are no longer deemed a controlled company, our board of directors will take all action necessary to comply with all applicable rules within the applicable time period under the NYSE listing standards.

Our board of directors currently consists of thirteen directors (which will be reduced to twelve directors effective as of the opening of the polls at the Annual Meeting), nine of whom, Messrs. Clayton, Ducey, Emerson, Krongard, Simon and Mukherjee, Mses. Joyner and Richards, and Dr. Healey, are independent under the NYSE rules relating to corporate governance matters and the independence standards described in our corporate governance guidelines. Under our corporate governance guidelines, directors are expected to satisfy the following criteria: (i) maintaining the highest level of personal and professional ethics, integrity, and values; (ii) possessing the expertise that is useful to the Company and complementary to the background and expertise of the other members of the board of directors; (iii) possessing a willingness and ability to devote the time necessary to carry out the duties and responsibilities of board of directors membership; (iv) possessing a desire to ensure that the Company’s operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules, and regulations; and (v) possessing a dedication to the representation of the best interests of the Company and all of its stockholders.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The audit committee oversees the management of financial risks. While the audit committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

We maintain separate roles for our Chief Executive Officer and Non-Executive Chairman of the Board of Directors. Marc Rowan currently serves as Chief Executive Officer. Jay Clayton currently serves as Non-Executive Chairman of the Board of Directors.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Non-Executive Chairman, the Chief Executive Officer and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2020, the Board of Directors held four meetings. All of the directors then serving on the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they serve. The Company does not have a policy on director attendance at annual meetings of stockholders.

The Board of Directors has three committees:

•	Executive Committee

•	Audit Committee

•	Conflicts Committee

Our certificate of incorporation established an executive committee of the Board of Directors, and the executive committee, with the delegated power and authority of our board of directors, established an audit committee as well as a conflicts committee. Our board of directors may from time to time establish other committees of our board of directors.

Executive Committee

In fiscal 2020, the executive committee held thirteen meetings. The primary purpose of the executive committee is to exercise, and the executive committee has been delegated with, all the powers and authority of the board of directors in the management of the business and affairs of the Company, in accordance with our certificate of incorporation.

The current members of the executive committee are Messrs. Harris, Kleinman and Rowan. The current observers of the executive committee are Messrs. Gary Parr and James Zelter. As of September 18, 2021, Mr. Zelter will become a member of the executive committee and Mr. Kleinman will revert to being an observer of the executive committee.

Except as otherwise provided in our certificate of incorporation, our board of directors has delegated to a standing executive committee thereof all the powers and authority of the board in the management of the business and affairs of the Company to the fullest extent permitted by the DGCL. The executive committee shall from time to time consist of “BRH Directors” then serving on the board of directors, and no Non-BRH Directors shall be qualified to serve as a member of the executive committee. Each of our Co-Founders shall be “BRH Directors” for so long as he is a director of the Company and employed by an Apollo employer. Other than those actions that require unanimous consent, actions by the executive committee are determined by majority vote of its voting members.

So long as there are BRH Directors, on any matter to be voted on or consented to by our board of directors (i) each director other than the BRH Directors (the “Non-BRH Directors”) shall be entitled to cast one vote, (ii) the BRH Directors shall collectively be entitled to cast an aggregate number of votes equal to (x) the total number of directors constituting the entire board of directors, minus (y) the total number of BRH Directors then in office, plus (z) one (such aggregate number of votes, the “Aggregate BRH Director Voting Power”), such that, at any time, the BRH Directors in office at such time shall collectively be entitled to cast a majority of the votes that may be cast by the directors of the board of directors, and (iii) each BRH Director present at such meeting or participating in such consent shall be entitled to cast a number of votes (including any fractions thereof) equal to the quotient of (A) the Aggregate BRH Director Voting Power, divided by (B) the number of BRH Directors present at such meeting or participating in such consent.

At any time there is no longer a Class C Stockholder or the Apollo Group beneficially owns, in the aggregate, less than 10% or more of the Voting Power of the Company, the executive committee shall from time to time consist of directors who are then qualified to serve as members of the executive committee (each, an “Executive Committee Qualified Director”). Upon the qualification of any director as an Executive Committee Qualified Director, such person shall automatically become a member of the executive committee. The following persons may be deemed an “Executive Committee Qualified Director” at any time that there is no longer a Class C Stockholder or the Apollo Group beneficially owns, in the aggregate, less than 10% of the Voting Power of the Company: a director who (i) is a BRH Director, (ii) is designated as an Executive Committee Qualified Director by a majority of the remaining members of the executive committee, although less than a quorum, or by a sole remaining member of the executive committee, or (iii) if there are no remaining members of the executive committee, is designated as an Executive Committee Qualified Director by the board of directors.

Pursuant to our certificate of incorporation, the executive committee, with the delegated power and authority of our board of directors has established and at all times will maintain audit and conflicts committees of the board of directors that have the responsibilities described below under “—Board of Directors Meetings and Committees—Audit Committee” and “—Board of Directors Meetings and Committees—Conflicts Committee.”

Except as otherwise provided in our certificate of incorporation, where action is required or permitted to be taken by our board of directors or a committee thereof, a majority in voting power of the directors or committee members present at any meeting of our board of directors or any committee thereof at which there is a quorum shall be the act of our board or such committee, as the case may be. Our board of directors or any committee thereof may also act by unanimous written consent.

Audit Committee

The primary purpose of our audit committee is to assist our board of directors and the executive committee of our board of directors in overseeing and monitoring (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence and (iv) the performance of our independent registered public accounting firm.

In fiscal 2020, the audit committee held nine meetings. The current members of our audit committee are Ms. Richards and Messrs. Ducey and Krongard. Ms. Richards currently serves as Chairperson of the committee. Each of the members of our audit committee meets the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and NYSE rules applicable to audit committees and corporate governance. Furthermore, the executive committee of our board of directors has determined that Ms. Richards is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Our audit committee has a charter that complies with current SEC and NYSE rules relating to corporate governance matters. Our audit committee’s charter is available on our website at www.apollo.com under the “Stockholders/Corporate Governance” section.

Conflicts Committee

In fiscal 2020, the conflicts committee held thirteen meetings. The current members of our conflicts committee are Messrs. Ducey and Krongard and Ms. Richards. Mr. Ducey currently serves as Chairman of the committee. The purpose of the conflicts committee is to review specific matters that our board of directors or the executive committee of our board of directors believes may involve a conflict of interest. The conflicts committee will determine whether the resolution of any conflict of interest submitted to it is fair and reasonable to us. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved pursuant to our related person policy, as described under “Certain Relationships and Related Transactions, and Director Independence—Statement of Policy Regarding Transactions with Related Persons,” and may establish guidelines or rules to cover specific categories of transactions.

Identifying and Evaluating Candidates for the Board of Directors

Our certificate of incorporation provides that, for so long as there is a Class C Stockholder and the Apollo Group beneficially owns, in the aggregate, 10% or more of the Voting Power of the Company, the Class C Stockholder shall (i) set the number of directors of our board of directors and (ii) fill any vacancies or newly created directorships on our board of directors. Our directors are elected at an annual meeting of stockholders in a manner described in our certificate of incorporation and each director elected will hold office until the succeeding meeting after such director’s election and until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death or until such director resigns or is removed. Our directors are elected at each such annual meeting by a plurality of the votes cast by the holders of outstanding stock entitled to vote present in person or represented by proxy and entitled to vote on the election of directors at any annual meeting of stockholders or special meeting of stockholders called for that purpose.

Corporate Governance Guidelines

We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. The guidelines are available for viewing on our website at www.apollo.com under the “Stockholders/Corporate Governance” section. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which applies to, among others, our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics is available on our website at www.apollo.com under the “Stockholders/Corporate Governance” section. We intend to disclose any amendment to or waiver of the Code of Business Conduct and Ethics on behalf of an executive officer or director either on our website or in an 8-K filing.

Corporate Responsibility

Apollo recognizes the importance of environmental, social and governance (“ESG”) issues, and has a long history of taking these issues into account. Apollo believes responsible investment considers how ESG issues impact the firm, the funds it manages and their portfolio companies, the communities in which it and they operate, and the world at large. As one of the world’s largest alternative investment managers, Apollo believes that consideration of ESG issues is essential to companies’ success, by enhancing their ability to manage risks and by identifying areas for cost savings and for growth. Apollo’s ESG program rests on four pillars: ESG diligence, engagement with companies, a commitment to transparency, and ensuring regulatory and compliance standards are met. Apollo believes the processes underlying these four pillars better position company management teams and investment professionals to improve performance on ESG issues.

Apollo has endorsed the American Investment Council’s Guidelines for Responsible Investing, and in 2020, Apollo adopted a comprehensive Responsible Investing and ESG Policy, which is included in Apollo’s 2020 ESG Annual Report, with specific policies for each asset class. Apollo also built upon its existing governance infrastructure: firm-wide decisions on ESG issues are now made at the most senior level, led by a steering committee chaired by its Global Head of ESG that includes certain members of Apollo’s senior management. This committee draws on recommendations from cross-functional teams of Apollo professionals across its credit, private equity, and real assets businesses.

Apollo takes its role as a corporate citizen seriously and leverages its resources for social change. Since its founding, Apollo has been philanthropically active, but recently underscored its commitment by launching a formal Citizenship department in 2019 and hiring a Global Head of Citizenship. This new effort has placed even greater emphasis on partnering with non-profit organizations through both financial commitments and volunteer engagements. Apollo Citizenship seeks to inspire all employees to find authentic ways to give back to local communities, whether through charitable donations or volunteer time, and Apollo matches employee efforts to amplify the collective impact. In 2020, Apollo donated over $3 million and employees contributed more than 3,500 volunteer hours to various charities.

Apollo’s commitment to diversity and inclusion is complementary to the Apollo business model, an integrated platform which demands collaboration across businesses and functions. This environment fosters a culture of inclusiveness as individuals are expected and encouraged to work across business lines and challenge the status quo. In addition to its operational landscape, Apollo sponsors multiple firmwide initiatives including annual training, diverse talent management, and affinity networks. Apollo Women Empower (AWE) was established to champion and support the engagement, development, advancement and retention of talented women across the firm. Apollo also partners with several external organizations (such as Toigo, 100 Women in Finance, and CEO Action Coalition for Diversity & Inclusion) to both engage current Apollo talent and educate prospective talent about roles in the alternative investment industry. In 2014, Apollo launched its Veterans Initiative with the goal of championing the efforts to recruit, hire, engage, and retain veterans and military spouses and partners across the portfolio. Leading by example, Apollo launched the Apollo Veterans Affinity Network, aimed at attracting, hiring, developing and retaining veterans and veteran families in its workforce. The Apollo Veterans Initiative team has worked with various veteran services organizations, governmental organizations, and veteran-focused companies to provide innovative and valuable resources to lead successful company initiatives. In 2019, Apollo launched Apollo Vet Net which consolidates over 13,000 jobs from across the portfolio to act as a central repository for veteran hiring.

You can learn more about Apollo’s commitment to responsible investment on its website at www.apollo.com under the “Responsibility” section, which includes “The Apollo ESG Effect,” Apollo’s ESG Annual Report Volume 12. The information contained on, or accessible from, Apollo’s website does not form a part of and is not incorporated by reference into this Proxy Statement.

Communications with the Board of Directors

A stockholder or other interested party who wishes to communicate with our directors, a committee of our board of directors, our independent directors as a group or our board of directors generally may do so in writing. Any such communications may be sent to our board of directors by U.S. mail or overnight delivery and should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors meet periodically in executive sessions during the year at regularly scheduled meetings of our board of directors. These executive sessions will be presided over by Jay Clayton, our Non-Executive Chairman.

Insider Trading Policy for Employees, Officers and Directors; Prohibition on Hedging

Our board of directors has adopted, as part of our insider trading policy, prohibitions against our executive directors and all employees, partners, directors and officers of the Company engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our common stock (other than securities granted under our 2019 Omnibus Equity Incentive Plan or a successor plan) or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Our insider trading policy allows our chief compliance officer to waive all such prohibitions on a case-by-case basis, in her sole discretion.

DIRECTOR COMPENSATION

We do not pay additional remuneration to Messrs. Harris, Kleinman, Rowan and Zelter, our employee directors, for their service on our Board of Directors, nor did we pay additional remuneration to Mr. Black, formerly an employee director, for his service on our Board of Directors. The 2020 compensation of Mr. Black is set forth below on the Summary Compensation Table. Messrs. Harris and Rowan are not named executive officers for 2020.

During 2020, each independent director received (1) a base annual director fee of $125,000, (2) an additional annual director fee of $25,000 if he or she was a member of the audit committee, (3) an additional annual director fee of $20,000 if he or she was a member of the conflicts committee, (4) an additional annual director fee of $25,000 (incremental to the fee described in (2)) if he or she served as the chairperson of the audit committee, and (5) an additional annual director fee of $20,000 (incremental to the fee described in (3)) if he or she served as the chairperson of the conflicts committee. In addition, independent directors were reimbursed for reasonable expenses incurred in attending board meetings.

Through 2020, upon initial election to the board of directors, an independent director received a grant of RSUs with a value of $300,000 that vests in equal annual installments on June 30 of each of the first, second and third years following the year that the grant is made. Incumbent independent directors who have fully vested in their initial RSU award receive an annual RSU award with a value of $125,000 that vests on June 30 of the year following the year that the grant is made, and the directors listed on the below table received that award on August 3, 2020.

The following table provides the compensation for our independent directors during the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Michael Ducey	190,000	101,851	291,851
Robert Kraft	125,000	101,851	226,851
A. B. Krongard	178,876	101,851	280,727
Pauline Richards	152,586	101,851	254,437

(1)

Represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. See note 13 to our consolidated financial statements for further information concerning the assumptions made in valuing our RSU awards. The amounts shown do not reflect compensation actually received by the independent directors, but instead represent the aggregate grant date fair value of the awards. Unvested director RSUs are not entitled to dividends or dividend equivalents. As of December 31, 2020, each of our independent directors held 2,421 RSUs that were unvested and outstanding.

On February 17, 2021, following review of the Company’s independent director compensation and with a view to attract and retain qualified directors for our board of directors, the executive committee of our board of directors approved certain increases to the fees and awards paid, and other benefits granted, to independent directors.

Effective (a) for new directors, as of the effective date of their appointment to our board of directors, and (b) for incumbent directors, retroactively as of January 1, 2021, each independent director receives (i) a base annual director fee of $150,000, (ii) an additional annual director fee of $100,000 for serving as our board of directors’ Lead Independent Director or Non-Executive Chairman, (iii) an annual director fee of $25,000 for each committee of the board of directors (including any committees of the board of directors that may be formed in the future) for which he or she may be appointed as a member, and (iv) an additional annual director fee of $25,000 (incremental to the fee described in (iii) above) for each committee of the board of directors (including any committees of the board of directors that may be formed in the future) on which he or she serves as the Chairperson. We have also agreed to provide the Lead Independent Director or Non-Executive Chairman with administrative assistance and office space as reasonably necessary to perform his duties as Lead Independent Director or Non-Executive Chairman.

Furthermore, upon initial election to our board of directors, an independent director receives a grant of RSUs with a value of $600,000 ($750,000 for the Lead Independent Director or Non-Executive Chairman) that vests in equal annual installments on June 30 of each of the first, second and third years following the year that the grant is made. Incumbent independent directors who have fully vested in their initial RSU award will receive an annual RSU award with a value of $200,000 ($250,000 for the Lead Independent Director or Non-Executive Chairman) that vests on June 30 of the year following the year that the grant is made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Agreement Among Principals

Our Co-Founders have entered into the Agreement Among Principals. For the purposes of the Agreement Among Principals, “Pecuniary Interest” means, with respect to each Co-Founder, the number of Apollo Operating Group units (“AOG Units”) that would be distributable to him assuming that Holdings was liquidated and its assets distributed in accordance with its governing agreements.

Pursuant to the Agreement Among Principals, each Co-Founder is vested in full in his respective AOG Units. We may not terminate a Co-Founder except for cause or by reason of disability.

The transfer by a Co-Founder of any portion of his Pecuniary Interest to a permitted transferee will in no way affect any of his obligations under the Agreement Among Principals; provided, that all permitted transferees are required to sign a joinder to the Agreement Among Principals.

The Co-Founders’ respective Pecuniary Interests in certain funds, or the “Heritage Funds,” within the Apollo Operating Group are held in accordance with the historic ownership arrangements among the Co-Founders, and the Co-Founders continue to share the operating income in such Heritage Funds in accordance with their historic ownership arrangement with respect to such Heritage Funds.

The Agreement Among Principals may be amended and the terms and conditions of the Agreement Among Principals may be changed or modified upon the unanimous approval of the Co-Founders. We, our stockholders and the Apollo Operating Group have no ability to enforce any provision of the Agreement Among Principals or to prevent the Co-Founders from amending it.

Co-Founder Shareholders Agreement

We have entered into the Amended and Restated Shareholders Agreement (the “Co-Founder Shareholders Agreement”) with our Co-Founders. The Co-Founder Shareholders Agreement provides the Co-Founders with certain rights with respect to the approval of certain matters, as well as registration rights for our securities that they own.

Transfers

The Co-Founder Shareholders Agreement provides that each Co-Founder and his permitted transferees may transfer all of the Pecuniary Interests (as defined in the Co-Founder Shareholders Agreement) of such Co-Founder to any person or entity in accordance with Rule 144, in a registered public offering or in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The above transfer restrictions will lapse with respect to a Co-Founder if he dies or becomes disabled.

Indemnity

Realized performance fees from certain of our funds can be distributed to us on a current basis but are subject to repayment by the subsidiaries of the Apollo Operating Group that act as general partners of the funds in the event that certain specified return thresholds are not ultimately achieved. The Co-Founders, Contributing Partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligations of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular Co-Founder’s, Contributing Partner’s or other investment professional’s distributions. Pursuant to the Co-Founder Shareholders Agreement, we agreed to indemnify each of our Co-Founders and certain Contributing Partners against all amounts that they pay pursuant to any of these personal guarantees in favor of Fund IV, Fund V and Fund VI and certain of their co-investing entities (including costs and expenses related to investigating the basis for or objecting to any claims made in respect of the guarantees) for all interests that our Co-Founders and Contributing Partners have contributed or sold to the Apollo Operating Group. Pursuant to the Co-Founder Shareholders Agreement, we agreed to indemnify each of our Co-Founders and certain Contributing Partners against all amounts they repay pursuant to any of these loans.

Accordingly, in the event that our Co-Founders, Contributing Partners and certain other investment professionals are required to pay amounts in connection with a general partner obligation for the return of previously made distributions with respect to Fund IV, Fund V and Fund VI, we will be obligated to reimburse our Co-Founders and certain Contributing Partners for the indemnifiable percentage of amounts that they are required to pay even though we did not receive the distribution to which that general partner obligation related.

Registration Rights

Pursuant to the Co-Founder Shareholders Agreement, we have granted Holdings, an entity through which our Co-Founders and Contributing Partners beneficially own their AOG Units, and its permitted transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act our Class A shares held or acquired by them. Under the Co-Founder Shareholders Agreement, the registration rights holders (i) have “demand” registration rights that require us to register under the Securities Act the Class A shares that they hold or acquire, (ii) may require us to make available registration statements permitting sales of Class A shares they hold or acquire in the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by us. We have agreed to indemnify each registration rights holder and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells our shares, unless such liability arose from the holder’s misstatement or omission, and each registration rights holder has agreed to indemnify us against all losses caused by his misstatements or omissions. We have filed a shelf registration statement in connection with the rights described above.

Roll-Up Agreements

Pursuant to the Roll-Up Agreements, the Contributing Partners received interests in Holdings, which we refer to as AOG Units, in exchange for their contribution of assets to the Apollo Operating Group. The AOG Units received by our Contributing Partners and any units into which they have been exchanged are fully vested and tradable. Our Contributing Partners have the ability to direct Holdings to exercise Holdings’ registration rights described above under “—Co-Founder Shareholders Agreement—Registration Rights.”

Under their Roll-Up Agreements or other agreements, each of our Contributing Partners is subject to a noncompetition provision until the first anniversary of the date of termination of his service as a partner to us. During that period, our Contributing Partners are prohibited from (i) engaging in any business activity in which we operate, (ii) rendering any services to any alternative asset management business (other than that of us or our affiliates) that involves primarily (i.e., more than 50%) third-party capital or (iii) acquiring a financial interest in, or becoming actively involved with, any competitive business (other than as a passive holding of a specified percentage of publicly traded companies). In addition, our Contributing Partners are subject to non-solicitation, non-hire and noninterference covenants during employment and for at least 12 months thereafter. Our Contributing Partners are also bound to a non-disparagement covenant with respect to us and our Contributing Partners and to confidentiality restrictions. Resignation by any of our Contributing Partners shall require ninety days’ notice. Any restricted period applicable to a Contributing Partner will commence after the ninety-day notice of termination period.

Amended and Restated Exchange Agreement

On July 29, 2020, we entered into the Seventh Amended and Restated Exchange Agreement (the “exchange agreement”) with the Apollo Principal Entities defined therein and the Apollo Principal Holders defined therein.

The exchange agreement provides holders of AOG Units, which include the Co-Founders and the Contributing Partners, the ability to exchange their AOG Units for our Class A shares upon shorter notice periods in connection with sales of Class A shares and the ability to establish a trading plan pursuant to Rule 10b5-1(c) of the Securities Exchange Act of 1934 (a “10b5-1 Plan”) using AOG Units. Each exchange of AOG Units is a taxable event for the exchanging holder. The exchange process under the exchange agreement enables the taxable event and the liquidity event for a holder to occur contemporaneous.

With respect to exchanges not administered pursuant to a 10b5-1 Plan, prior to the opening of the Company’s trading window, an exchanging holder will deliver to the Company a non-binding notice of intent, which shall specify the maximum number of AOG Units that the holder intends to exchange. The notice of intent will be delivered: (i) for an exchange of more than 1 million AOG Units, 30 days before the opening of the trading window, and (ii) for an exchange of 1 million AOG Units or less, 10 days before the opening of the trading window. In addition, (x) a holder may provide an updated or revised notice of intent with respect to any trading window if (a) there has been a good faith change of intent, (b) the trading window does not open as scheduled, or (c) during the trading window the closing trading price of Class A shares on any date is at least 10% higher than the closing trading price per share on the day prior to the applicable date of the notice of intent, and (y) a holder that did not provide a notice of intent before the opening of the trading window may provide a notice of intent during such trading window, provided that, such holder shall not be entitled to do an exchange until at least 5 days after delivery of such notice of intent. If an exchanging holder decides to consummate a sale of Class A shares, the exchanging holder will deliver to the Company a notice of exchange specifying the number of AOG Units that shall be exchanged (which corresponds to the number of Class A shares that shall be sold) and the Company will deliver Class A shares to the exchanging holder’s broker within one business day. In addition to the forgoing exchange process, a holder also has the option to deliver a notice of exchange to the Company at least 10 days prior to the opening of the trading window specifying the number of AOG Units to be exchanged on the first business day of the trading window and such notice can be revoked, in whole but not in part, on or before the business day immediately preceding the applicable exchange date.

With respect to exchanges administered pursuant to 10b5-1 Plans, prior to the opening of the Company’s trading window, an exchanging holder who chooses to place AOG Units into one or more 10b5-1 Plans will deliver to the Company a non-binding notice of intent, which shall specify the maximum number of AOG Units that the holder intends to place into 10b5-1 Plans. The notice of intent will be delivered: (i) for a 10b5-1 Plan covering more than 1 million AOG Units, 30 days before the opening of the trading window, and (ii) for a 10b5-1 Plan covering 1 million AOG Units or less, 10 days before the opening of the trading window. In addition, (x) a holder may provide an updated or revised notice of intent with respect to any trading window if (a) there has been a good faith change of intent, (b) the trading window does not open as scheduled, or (c) during the trading window the closing trading price of Class A shares on any date is at least 10% higher than the closing trading price per share on the day prior to the applicable date of the notice of intent, and (y) a holder that did not provide a notice of intent before the opening of the trading window may provide a notice of intent during such trading window. When Class A shares are sold pursuant to an applicable 10b5-1 Plan, the exchanging holder will cause the broker to deliver to the Company a notice of exchange specifying the number of AOG Units that shall be exchanged (which corresponds to the number of Class A shares that shall be sold) and the Company will deliver Class A shares to the broker within one business day.

The exchange agreement provides that the process for exchanges would revert to the quarterly exchange process provided under the Sixth Amended and Restated Exchange Agreement, dated September 5, 2019, if our board of directors determines, based on advice of nationally recognized tax counsel or a “Big Four” accounting firm, that there is a material risk that (i) the Apollo Principal Entities will be treated as having more than 100 partners within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Treasury Regulations”) (taking into account the provisions of Section 1.7704-1(h)(3) of the Treasury Regulations), or (ii) a change in, or formal interpretation of, law or publication of administrative guidance will cause the “private placement” exception of Section 1.7704-1(h) of the Treasury Regulations not to apply to the Apollo Principal Entities.

Amended and Restated Tax Receivable Agreement

As a result of each of the Apollo Operating Group entities having made an election under Section 754 of the Internal Revenue Code, any exchanges by a Co-Founder or Contributing Partner of AOG Units that he owns through Holdings (together with the corresponding interest in our Class B share) for our Class A shares may result in an adjustment to the tax basis of a portion of the assets owned by the Apollo Operating Group at the time of the exchange. The taxable exchanges may result in increases in the tax depreciation and amortization deductions from depreciable and amortizable assets, as well as an increase in the tax basis of other assets, of the Apollo Operating Group that otherwise would not have been available. A portion of these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of such other assets, will reduce the amount of tax that we would otherwise be required to pay in the future. Additionally, our acquisition of AOG Units from the Co-Founders or Contributing Partners, such as our acquisition of AOG Units from the Co-Founders in the Strategic Investors Transaction, have resulted, and may continue to result, in increases in tax deductions and tax basis that reduces the amount of tax that we would otherwise be required to pay in the future.

We have entered into a tax receivable agreement with our Co-Founders and Contributing Partners that provides for the payment by us to an exchanging or selling Co-Founder or Contributing Partner of 85% of the amount of actual cash savings, if any, in U.S. Federal, state, local and foreign income tax that we realize (or are deemed to realize in the case of an early termination payment by us or a change of control, as discussed below) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to payments pursuant to the tax receivable agreement. We expect to benefit from the remaining 15% of actual cash savings, if any, in income tax that it realizes. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Apollo Operating Group entity as a result of the transaction and had we not entered into the tax receivable agreement. The tax savings achieved may not ensure that we have sufficient cash available to pay our tax liability or generate additional distributions to our investors. Also, we may need to incur additional debt to repay the tax receivable agreement if our cash flow needs are not met. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units that have been exchanged or sold and units which have not yet been exchanged or sold. Such present value will be determined based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions that would have arisen from the increased tax deductions and tax basis and other benefits related to the tax receivable agreement.

The IRS could challenge our claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that results from the exchanges entered into by the Co-Founders or Contributing Partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits we claim as a result of such increase in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits we previously claimed from a tax basis increase, our Co-Founders and Contributing Partners would not be obligated under the tax receivable agreement to reimburse us for any payments previously made to us (although future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to our Co-Founders and Contributing Partners under the tax receivable agreement in excess of 85% of our actual cash tax savings. In general, estimating the amount of payments that may be made to our Co-Founders and Contributing Partners under the tax receivable agreement is by its nature, imprecise, in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:

•

the timing of the transactions-for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of the Apollo Operating Group entities at the time of the transaction;

•

the price of our Class A shares at the time of the transaction-the increase in any tax deductions, as well as tax basis increase in other assets, of the Apollo Operating Group entities, is directly proportional to the price of the Class A shares at the time of the transaction; and

•

the amount and timing of our income—we will be required to pay 85% of the tax savings as and when realized, if any. If we do not have taxable income, we are not required to make payments under the tax receivable agreement for that taxable year because no tax savings were actually realized.

For the year ended December 31, 2020, we made payments totaling $43.2 million to our Co-Founders and executive officers (or to their estate planning vehicles) pursuant to the tax receivable agreement, related to tax benefits treated as realized thereunder by APO Corp. in 2019. Those payments included the following amounts: $13,814,593 for Mr. Black, $13,845,056 for Mr. Harris, $14,813,286 for Mr. Rowan, $504,788 for Mr. Kleinman, and $233,655 for Mr. Zelter. In connection with these payments, the Company made a pro rata distribution to APO Corp. and the Non-Controlling Interest Holders in the Apollo Operating Group, which resulted in Messrs. Black, Harris, Rowan, Kleinman, and Zelter (or their estate planning vehicles) ultimately receiving the following additional amounts: $16,848,830, $9,652,830, $6,840,920, $428,340, and $423,994, respectively.

In addition, the tax receivable agreement provides that, upon a merger, asset sale or other form of business combination or certain other changes of control, our (or our successor’s) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such change of control) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement.

Apollo Operating Group Governing Agreements

Pursuant to the governing agreements of the Apollo Operating Group entities, the indirect wholly-owned subsidiaries of Apollo Global Management, Inc. that are the general partners or managers of those entities have the right to determine when distributions will be made to the partners or members of the Apollo Operating Group and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners or members of the Apollo Operating Group pro rata in accordance with their respective ownership interests.

The governing agreements of the Apollo Operating Group entities also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to Apollo Global Management, Inc., will be borne by the Apollo Operating Group; provided that obligations incurred under the tax receivable agreement by Apollo Global Management, Inc. and its wholly-owned subsidiaries, income tax expenses of Apollo Global Management, Inc. and its wholly-owned subsidiaries and indebtedness incurred by Apollo Global Management, Inc. and its wholly-owned subsidiaries shall be borne solely by Apollo Global Management, Inc. and its wholly-owned subsidiaries.

Employment Arrangements

Please see the section entitled “Executive Compensation—Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments upon Termination or Change in Control” for a description of the employment agreements of our named executive officers who have employment agreements.

In addition, Joshua Black, a son of Leon Black, is currently employed by the Company as a Principal in the Company’s private equity business. He is entitled to receive a base salary, incentive compensation and employee benefits comparable to those offered to similarly situated employees of the Company. He is also eligible to receive an annual performance-based bonus in an amount determined by the Company in its discretion.

Firm Use of Private Aircraft

In the normal course of business, our personnel made use of aircraft owned as personal assets by entities controlled by Messrs. Black, Rowan and Harris. Messrs. Black, Rowan and Harris paid for their respective purchases of the aircraft and bore all operating, personnel and maintenance costs associated with their operation for personal use. Payments by us for the business use of these aircraft by Messrs. Black, Rowan and Harris and other of our personnel was determined based on a specified hourly rate. In 2020, we made payments of $766,446, $536,915 and $723,200 for the use of such aircraft owned by entities controlled by Messrs. Black, Rowan and Harris, respectively.

Apollo Management Holdings, L.P. (“AMH”) leases an aircraft from time to time for business use from Bank of Utah, not in its individual capacity but solely as owner trustee (“BOU”), of an aircraft beneficially owned by MarCar 5000 LLC (“MarCar”), a company beneficially owned by Marc Rowan. For its flights under the lease, AMH pays rent to BOU and pays the costs to hire flight crew and operate the aircraft. The agreements were approved by the Conflicts Committee of the Board based on the Company’s interest in ensuring the safety and security of Mr. Rowan for his business flights for the Company. AMH also receives a waiver of liability claims from Mr. Rowan, MarCar and BOU. During the 2020 fiscal year, AMH paid rent of $177,960 under the lease, and paid additional costs of $109,002 for flight crew, fuel and operational expenses for its business use of the aircraft.

Investments in Apollo Funds

Our directors and executive officers are generally permitted to invest their own capital (or capital of estate planning vehicles controlled by them or their immediate family members) directly in our funds and affiliated entities. In general, such investments are not subject to management fees, and in certain instances, may not be subject to performance fees. The opportunity to invest in our funds in this manner is available to all of the senior Apollo professionals and to those of our employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. From our inception through December 31, 2020, our professionals have committed or invested approximately $2,085,725,137 of their own capital to our funds.

The amount invested in our investment funds by our directors and executive officers (and estate planning vehicles controlled by them or their immediate family members) during 2020 was $154,331, $24,938,920, $28,715,073, $3,376,713, $11,631,530, $512,631, $1,732,338, $3,788,432, $266,019, $3,920,818 and $44,774 for Messrs. Black, Harris, Rowan, Kleinman, Zelter, Kelly, Suydam, Civale, Ducey, Kraft, and Richards, respectively. The amount of distributions on their fund investments, including profits and return of capital to our directors and executive officers (and in some cases, certain estate planning vehicles controlled by them or their immediate family members) during 2020 was $2,536,015, $7,348,345, $20,254,985, $4,213,666, $5,652,451, $263,337, $1,397,825, $1,731,129, $209,317, $1,773,314 and $15,569 for Messrs. Black, Harris, Rowan, Kleinman, Zelter, Kelly, Suydam, Civale, Ducey, Kraft, and Richards, respectively.

Sub-Advisory Arrangements and Strategic Investment Accounts

From time to time, we have entered into sub-advisory arrangements with, or established strategic investment accounts for, certain of our directors and executive officers or vehicles they manage. Such arrangements have been approved in advance in accordance with our policy regarding transactions with related persons. In addition, such sub-advisory arrangements or strategic investment accounts have been entered into with, or advised by, an Apollo entity serving as investment advisor registered under the Investment Advisers Act, and any fee arrangements, if applicable, have been on an arms-length basis. The amount of such fees paid by our directors and executive officers or vehicles they manage to the Company during 2020 was $459,029 for Mr. Harris and $43,615 for Mr. Rowan.

Irrevocable Proxy with Tiger Global Management

The Class A shares beneficially owned (the “Subject Shares”) by advisory clients of Tiger Global Management, LLC and/or its related persons’ proprietary accounts (“Tiger”), as disclosed in “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, are subject to an irrevocable proxy pursuant to which AGM Management, LLC, our Class C Stockholder (the “Class C Stockholder”), has the right to vote all of such Subject Shares at any meeting of our stockholders and in connection with any written consent of our stockholders as determined in the sole discretion of our Class C Stockholder. Upon the sale by Tiger of the Subject Shares to a person or entity that is not an affiliate of Tiger, such portion of Subject Shares that are sold will be released from the proxy. The proxy terminates on the earlier of (x) December 31, 2022 and (y) the first date Tiger does not own more than 10% of our outstanding Class A shares.

Indemnification of Directors, Officers and Others

Under our certificate of incorporation, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: AGM Management, LLC in its capacity as the manager of Apollo Global Management, LLC, (the “Former Manager”); the Class C Stockholder; any person who is or was an affiliate of the Former Manager or the Class C Stockholder; any person who is or was a member, partner, tax matters partner, officer, director, employee, agent, fiduciary or trustee of us or our subsidiaries, the Former Manager or the Class C Stockholder or any affiliate of us or our subsidiaries, the Former Manager or the Class C Stockholder; any person who is or was serving at the request of the Former Manager or the Class C Stockholder or any affiliate of the Former Manager or the Class C Stockholder as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or any person designated by our board of directors as permitted by applicable law. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance for any liabilities asserted against, and expenses incurred for, our activities, regardless of whether we would have the power to indemnify the person against liabilities under our certificate of incorporation.

We have entered into indemnification agreements with each of our directors, executive officers and certain of our employees which set forth the obligations described above.

We have also agreed to indemnify each of our Co-Founders and certain Contributing Partners against certain amounts that they are required to pay either in connection with a general partner obligation for the return of previously made performance fee distributions or a loan received in lieu of carried interest distributions, in each case, with respect to Fund IV, Fund V and Fund VI. See the above description of the indemnity provisions of the Co-Founder Shareholders Agreement.

Statement of Policy Regarding Transactions with Related Persons

The executive committee of our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation SK) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then promptly communicate that information to the executive committee of our board of directors. No related person transaction will be consummated without the approval or ratification of the executive committee of our board of directors or any committee of our board of directors consisting exclusively of disinterested directors. It is our policy that persons interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report for our fiscal year ended December 31, 2020:

The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The audit committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee operates under a written charter adopted by the executive committee of our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The audit committee’s responsibility is to oversee and review the financial reporting process. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The audit committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The audit committee held nine meetings in 2020. These meetings were designed, among other things, to facilitate and encourage communication among the audit committee, management and Deloitte & Touche LLP, our independent registered public accounting firm. At these meetings, among other things, the audit committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the audit committee and management discussed with Deloitte & Touche LLP, an independent registered public accounting firm, the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2020, the audit committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the year ended December 31, 2020, and the related report prepared by Deloitte & Touche LLP. The audit committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee also discussed with Deloitte & Touche LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The audit committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the audit committee’s review and these meetings, discussions and reports, and subject to the limitations on the audit committee’s role and responsibilities referred to above and in its written charter, the audit committee recommended to the executive committee of our board of directors that our audited consolidated financial statements for our fiscal year ended December 31, 2020 be included in our annual report on Form 10-K filed with the SEC. The audit committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and is presenting this selection to our stockholders for ratification.

Pauline Richards (Chairperson)

Michael Ducey

A.B. Krongard

The foregoing Report of the audit committee shall not be deemed under the Securities Act or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this Proxy Statement) are set forth below.

Name	Age	Position(s)
Marc Rowan	58	Chief Executive Officer, Co-Founder and Member of the Board of Directors and Executive Committee
Joshua Harris	56	Co-Founder and Member of the Board of Directors and Executive Committee
Scott Kleinman	48	Co-President and Member of the Board of Directors and Executive Committee
James Zelter	59	Co-President and Director
Anthony Civale	47	Co-Chief Operating Officer
Martin Kelly	54	Chief Financial Officer and Co-Chief Operating Officer
John Suydam	61	Chief Legal Officer

Anthony Civale. Mr. Civale joined Apollo in 1999 and serves as Co-Chief Operating Officer of Apollo, a position he has held since January 2019. Prior to his current role, Mr. Civale served as Lead Partner and Chief Operating Officer of Apollo’s credit business since 2011. Prior to 2011, Mr. Civale was a Senior Partner in Apollo’s private equity business and served on the Board of Directors of Berry Plastics Group, Goodman Global, Harrah’s Entertainment, HFA Holdings Limited, and Prestige Cruises. Mr. Civale has also been involved in charitable endeavors including his service on the Board of Trustees of Middlebury College and the Board of Directors of both Youth, I.N.C. and Focus For a Future. Before joining Apollo, Mr. Civale was employed by Deutsche Bank Securities, Inc. and Bankers Trust Company within the Corporate Finance division responsible for sourcing, structuring and executing financing and merger and acquisition advice for the firm’s private equity clients. Mr. Civale graduated from Middlebury College with a B.A. in Political Science.

Martin Kelly. Mr. Kelly joined Apollo in 2012 as Chief Financial Officer and now also serves as Co-Chief Operating Officer of Apollo. From 2008 to 2012, Mr. Kelly was with Barclays Capital and, from 2000 to 2008, Mr. Kelly was with Lehman Brothers Holdings Inc. Prior to departing Barclays Capital, Mr. Kelly served as Managing Director, CFO of the Americas, and Global Head of Financial Control for their Corporate and Investment Bank. Prior to joining Lehman Brothers in 2000, Mr. Kelly spent 13 years with PricewaterhouseCoopers LLP, including serving in the Financial Services Group in New York from 1994 to 2000. Mr. Kelly was appointed a Partner of the firm in 1999. Mr. Kelly received a degree in Commerce, majoring in Finance and Accounting, from the University of New South Wales in 1989.

John Suydam. Mr. Suydam joined Apollo in 2006 and serves as Apollo’s Chief Legal Officer. From 2002 to 2006, Mr. Suydam was a partner at O’Melveny & Myers LLP where he served as head of Mergers and Acquisitions and co-head of the Corporate Department. Prior to that time, Mr. Suydam served as Chairman of the law firm O’Sullivan, LLP which specialized in representing private equity investors. Mr. Suydam serves on the boards of The Legal Action Center, Environmental Solutions Worldwide, Inc. and New York University School of Law. Mr. Suydam received his J.D. from New York University and graduated magna cum laude with a B.A. in History from the State University of New York at Albany.

The biographical information for Messrs. Harris, Kleinman, Rowan and Zelter is set forth above under “Board of Directors” above.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

Alignment of Interests with Investors and Stockholders. Our principal compensation philosophy is to align the long-term interests of our senior professionals with those of our Class A stockholders and fund investors. This alignment, which we believe is a key driver of our success, has been achieved principally by certain of our investment professionals’ direct beneficial ownership of equity in our business in the form of AOG Units and Class A shares, their rights to receive a portion of the performance fees earned from our funds or to receive compensation based on the level of performance fees earned, the direct investment by certain of our investment professionals in our funds, and our practice of paying annual compensation partly in the form of equity-based grants that are subject to vesting. As a result of this alignment, the compensation of our professionals is closely tied to the long-term performance of our businesses.

Significant Personal Investment. Our investment professionals generally make significant personal investments in our funds (as more fully described under “Certain Relationships and Related Transactions, and Director Independence”), directly or indirectly, and our professionals who receive rights to performance fees (excluding rights in respect of non-drawdown-style funds and certain pooled performance fee vehicles) from our funds are generally required to invest their own capital in the funds on which they work in amounts that are proportionate to the size of their participation in performance fees. We believe that these investments help to ensure that our professionals have capital at risk and reinforce the linkage between the success of the funds we manage, the success of the Company and the compensation paid to our professionals. Our eligible professionals are generally permitted to invest in our funds free of management fees and, in certain instances, performance fees. These opportunities further align our employees with our fund investors and Class A stockholders, encourage our professionals to work across our integrated platform, and bolster links among our various businesses.

Long-Term Performance and Commitment. Most of our professionals have been issued RSUs, which provide rights to receive Class A shares and, in some instances, dividend equivalents on those shares. The vesting requirements and minimum retained ownership requirements for these awards contribute to our professionals’ focus on long-term performance while enhancing retention of these professionals. Certain of the RSUs granted to our investment professionals vest based on both continued service and the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. We believe that the addition of these performance measures helps to promote the interests of our Class A stockholders and fund investors by making RSU vesting contingent on the realization and distribution of profits on our funds. RSUs are not awarded to our Co-Founders, whose beneficial ownership of equity interests in the Company is generally in the form of AOG Units, as discussed below under “—Note on Distributions on Apollo Operating Group Units.” By requiring our named executive officers to be subject to non-competition, confidentiality and other limitations on behavior described below under “—Potential Payments upon Termination or Change in Control,” we further reinforce our culture of fiduciary protection of our fund investors and stockholders.

Discouragement of Excessive Risk-Taking. Although investments in alternative assets can pose risks, we believe that our compensation program includes significant elements that discourage excessive risk-taking while aligning the compensation of our professionals with our long-term performance. For example, notwithstanding that we accrue compensation for our performance fee programs (described below) as increases in the value of the portfolio investments are recorded in the related funds, we generally make payments in respect of performance fee allocations to our employees only after profitable investments have actually been realized. Similarly, for our funds that pay incentive fees, employees receive distributions of such fees only after the fund has appreciated in value (typically above a specified level) during the applicable period. This helps to ensure that our professionals take a long-term view that is consistent with the interests of the Company, our stockholders and the investors in our funds. Moreover, if a drawdown-style fund fails to achieve specified investment returns due to diminished performance of later investments, our performance fee program relating to that fund generally permits, for the benefit of the limited partner investors in that fund, the return of performance fee distributions (generally net of tax) previously made to us or our employees. These provisions discourage excessive risk-taking and promote a long-term view that is consistent with the interests of our fund investors and stockholders. Our general requirement that our professionals who hold direct performance fee rights in our drawdown-style funds, invest in those funds, further aligns the interests of our professionals, fund investors and Class A stockholders. Finally, the minimum retained ownership requirements of our RSUs, as well as a requirement that a portion of the performance fee rights of certain investment professionals be settled either in the form of RSUs or by using a portion of the amounts received to purchase Class A restricted shares, discourage excessive risk-taking because the value of these interests is tied directly to the long-term performance of our Class A shares.

Note on Distributions on Apollo Operating Group Units

We note that all of our Co-Founders, as well as James Zelter and Scott Kleinman, beneficially own AOG Units that they received in 2007 in anticipation of our 2011 initial public offering, in exchange for contributing certain partnership interests they then held in the Company. As of December 31, 2020, the Co-Founders and Contributing Partners, including Messrs. Zelter and Kleinman, beneficially owned, through their interest in Holdings, approximately 40.4% of the total limited partner interests in the Apollo Operating Group. When made, distributions on these units are in the same amount per unit as distributions made to us in respect of the AOG Units we hold. Although distributions on AOG Units are distributions on equity rather than compensation, they play a central role in aligning their holders’ interests with those of our Class A stockholders, which is consistent with our compensation philosophy.

Compensation Elements for Named Executive Officers

Consistent with our emphasis on alignment of interests with our fund investors and Class A stockholders, compensation elements tied to the profitability of our different businesses and that of the funds that we manage are the primary means of compensating our five executive officers listed in the tables below, or the “named executive officers.” The key elements of the compensation of our named executive officers during fiscal year 2020 are described below. We distinguish among the compensation components applicable to our named executive officers as appropriate in the below summary. Messrs. Black, Harris and Rowan are the three members of the group referred to elsewhere in this report as the “Co-Founders.”

Annual Salary. Each of our named executive officers receives an annual salary. We believe that the compensation of our investment professionals, including Messrs. Zelter, Kleinman and Civale, should primarily be tied to the profitability of our different businesses and managed funds, and accordingly annual salaries constitute a relatively small component of the overall compensation of our named executive officers who are investment professionals. The base salaries of our named executive officers are set forth in the Summary Compensation Table below, and those base salaries were set by the executive committee of our board of directors in its judgment after considering the historic compensation levels of the officer, competitive market dynamics, and each officer’s level of responsibility and anticipated contributions to our overall success.

RSUs. In January or February of each year, a portion of the annual compensation (which we refer to as Bonus Grants) of certain of our named executive officers is granted in the form of RSUs that generally are subject to three-year vesting and minimum retained ownership requirements. All named executive officers who receive RSUs are required to retain at least 25% of any Class A shares issued to them pursuant to all other RSU awards (including Bonus Grants), in each case net of the number of gross shares sold or netted to pay applicable income or employment taxes. Because the Summary Compensation Table and Grant of Plan-Based Awards Table below properly list only those stock awards that were granted in 2020, those tables do not include Bonus Grants for services provided in 2020. In addition, although discussed during 2020, a grant of 1,893 RSUs to Mr. Kelly will not be formally granted until 2021, and as a result will appear in next year’s Summary

Compensation Table. Certain legacy RSU awards of Messrs. Kelly, Kleinman and Civale were modified (with no increase in associated accounting expense) prior to 2020 to vest based on both continued service and the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense, rather than vesting solely based on continued service.

Performance Fees. Performance fee entitlements with respect to our funds confer rights to participate in distributions made to investors following the realization of an investment or receipt of operating profit from an investment by the fund, provided the fund has attained a specified performance return. Distributions of performance fees from limited life funds generally are subject to contingent repayment (generally net of tax) if the fund fails to achieve specified investment returns due to diminished performance of later investments, while distributions of operating profit earned from funds that are not designed to have a limited life are generally not subject to contingent repayment. The actual gross amount of performance fees available for distribution is a function of the performance of the applicable fund. For these reasons, we believe that participation in performance fees generated by our funds aligns the interests of our participating named executive officers with those of our Class A shareholders and fund investors.

We currently have two principal types of performance fee programs, which we refer to as “dedicated” and “incentive pool.” Messrs. Kelly, Zelter, Kleinman and Civale have been awarded rights to participate in a dedicated percentage of the performance fee income earned by the general partners of certain of our funds. Messrs. Kelly, Zelter, Kleinman and Civale received additional performance fee rights in 2020. Dedicated performance fee rights in our private equity funds are typically subject to vesting, which rewards long-term commitment to the firm and thereby enhances the alignment of participants’ interests with the Company. As with amounts distributed in respect of other performance fees, our financial statements characterize performance fee income allocated to participating professionals in respect of their dedicated performance fee rights as compensation. Amounts paid in respect of dedicated performance fees are included in the “All Other Compensation” column of the summary compensation table.

Our performance-based incentive arrangement referred to as the incentive pool further aligns the overall compensation of certain of our professionals to the realized performance of our business. The incentive pool provides for compensation based on realized performance fees and enhances our capacity to offer competitive compensation opportunities to our professionals. “Realized performance fees” means performance fees earned by the general partners of our funds under the applicable fund limited partnership agreements based upon transactions that have closed or other rights to cash that have become fixed in the applicable calendar year period. Under this arrangement, Messrs. Kelly, Zelter, Kleinman and Civale, among other of our professionals, received incentive pool performance fees earned during 2020. Allocations to participants in the incentive pool have both a mandatory component and a discretionary component, both of which may vary year-to-year, including as a result of our overall realized performance and the contributions and performance of each participant. The executive committee of our board of directors determines the amount of the realized performance fees to place into the incentive pool in their discretion after considering various factors, including Company profitability, management company cash requirements and anticipated future costs, provided that the incentive pool consists of an amount equal to at least one percent (1%) of the realized performance fees attributable to profits generated after creation of the incentive pool that were taxable in the applicable year and not allocable to dedicated performance fee entitlements. Each participant in the incentive pool is entitled to receive, as a mandatory component of participation in the incentive pool, his or her pro rata share of this 1% amount each year, provided the participant remains employed by us at the time of allocation. Our financial statements characterize the performance fee income allocated to participating professionals in respect of incentive pool interests as compensation. The “All Other Compensation” column of the summary compensation table includes actual distributions paid from the incentive pool.

Performance Fee Restricted Shares and RSUs. We require that a portion of the performance fees distributed by certain of the investment funds we manage be used by our employees who participate in those amounts to purchase Class A restricted shares, or that a portion is delivered to them as a grant of RSUs, in each case that are issued under our 2019 Omnibus Equity Incentive Plan. This practice further promotes alignment with our Class A stockholders and motivates participating professionals to maximize the success of the Company as a whole. Like our Bonus Grant RSUs, these restricted shares and RSUs are generally subject to three-year vesting, which fosters retention. In accordance with applicable rules, the Summary Compensation Table and Grants of Plan-Based Awards Table include the restricted shares and RSUs acquired by our named executive officers in 2020 in respect of performance fee amounts received.

Determination of Compensation of Named Executive Officers

The executive committee of our board of directors makes all final determinations regarding named executive officer compensation. Decisions about the variable elements of a named executive officer’s compensation, including participation in our performance fee programs, discretionary bonuses (if any) and grants of equity-based awards, are based primarily on the executive committee’s assessment of such named executive officer’s individual performance, operational performance for the department or division in which the officer (other than a Co-Founder) serves, and the officer’s impact on our overall operating performance and potential to contribute to long-term shareholder value. In evaluating these factors, our executive committee does not utilize quantitative performance targets but rather relies upon its judgment about each named executive officer’s performance to determine an appropriate reward for the current year’s performance. The determinations by the executive committee are ultimately subjective, are not tied to specified annual, qualitative or individual objectives or performance factors, and reflect discussions among the executive committee. Factors that our executive committee typically considers in making such determinations include the named executive officer’s type, scope and level of responsibilities, active participation in managing a team of professionals, corporate citizenship and the named executive officer’s overall contributions to our success. Our executive committee also considers each named executive officer’s prior-year compensation, the appropriate balance between incentives for long-term and short-term performance, competitive market dynamics, compensation provided to the named executive officer by other entities, and the compensation paid to the named executive officer’s peers within the Company.

We believe that the compensation of our investment professionals should primarily be tied to the profitability of our different businesses and managed funds. Consistent with past years, our executive committee in 2020 provided that annual salaries constituted a relatively small component of the overall compensation of our named executive officers who are investment professionals. The executive committee considered, except with regard to the compensation of Mr. Black, our named executive officers’ historical role, the particulars of the business units on which they focus, their capital contribution obligations and their performance fee entitlements when determining their individual compensation terms. The executive committee determined that, based on the above factors, including the named executive officers’ overall compensation levels, a discretionary cash bonus would not be awarded to any named executive officer for 2020. For a discussion of our executive committee’s determinations in respect of certain of our restricted share and RSU programs, see below under “—Narrative Disclosure to the Summary Compensation Table and Grants of Plan—Based Awards Table—Awards of Restricted Shares and RSUs Under the Equity Plan.”

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows, absent a “grandfathering” or other available exemption, a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer, its chief financial officer, its three other highest paid executive officers, and certain individuals who were covered employees in years other than the then-current taxable year).

Under final regulations released in December 2020 that reverse a longstanding position of the Internal Revenue Service, Section 162(m) now applies to corporations, such as the Company, in respect of the compensation of covered employees of an operating partnership for which the compensation deduction is allocable to the corporation based on its interest in the partnership. While the executive committee of our board of directors considers the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation is not tax-deductible.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee. The members of the executive committee of the board of directors make all compensation determinations with respect to executive officer compensation. For a description of certain transactions between us and the Co-Founders, see “Certain Relationships and Related Transactions, and Director Independence.”

Compensation Committee Report

As noted above, our board of directors does not have a compensation committee. The executive committee of our board of directors identified below has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Joshua Harris

Scott Kleinman

Marc Rowan

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Summary Compensation Table

The following summary compensation table sets forth information concerning the compensation earned by, awarded or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2020. The earnings of Mr. Black, a Co-Founder and our chief executive officer in 2020, derived predominantly from distributions he received as a result of his indirect beneficial ownership of AOG Units and his rights under the tax receivable agreement, rather than from compensation, and accordingly are not included in the tables below. The earnings of Messrs. Zelter and Kleinman from their AOG Units and tax receivable agreement rights also do not appear in the tables below. The executive officers named in the table are referred to as the named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Leon Black,	2020	100,000	—	323,687	423,687
Chairman, Chief Executive Officer and Director	2019	100,000	—	160,175	260,175
	2018	100,000	—	152,617	252,617

Martin Kelly,	2020	1,000,000	7,396,975	1,109,528	9,506,503
Chief Financial Officer and Co-Chief Operating Officer	2019	1,000,000	2,597,962	1,910,017	5,507,979
	2018	1,000,000	533,079	1,519,014	3,052,093

James Zelter,	2020	100,000	7,270,328	3,892,056	11,262,384
Co-President	2019	100,000	301,698	1,867,101	2,268,799
	2018	100,000	82,582,612	2,706,864	85,389,476

Scott Kleinman,	2020	1,200,000	3,453,704	3,014,797	7,668,501
Co-President	2019	1,200,000	1,722,326	15,692,878	18,615,204
	2018	1,200,000	30,151,932	13,964,975	45,316,907

Anthony Civale,	2020	100,000	5,911,027	939,418	6,950,445
Co-Chief Operating Officer	2019	100,000	244,466	2,783,160	3,127,626

(1)

For Messrs. Kelly, Zelter, Kleinman and Civale, represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. The amounts shown do not reflect compensation actually received by the named executive officers, but instead represent the aggregate grant date fair value of the awards. See note 13 to our consolidated financial statements for further information concerning the assumptions made in valuing our RSU awards.

(2)

Amounts included for 2020 represent, in part, actual cash distributions in respect of dedicated performance fee rights for Mr. Kelly of $24,528, for Mr. Zelter of $876,775, for Mr. Kleinman of $145,181 and for Mr. Civale of $481,434. The 2020 amounts also include actual incentive pool cash distributions of $1,085,000 for Mr. Kelly, $10,497 for Mr. Zelter, $2,869,616 for Mr. Kleinman and $10,497 for Mr. Civale. For Messrs. Zelter and Civale, the 2020 amounts also include $2,925,353 and $447,487, respectively, in cash received in respect of other dedicated performance fee rights. The “All Other Compensation” column for 2020 also includes costs relating to Company-provided cars and drivers for the business and personal use of Messrs. Black and Zelter. We provide this benefit because we believe that its cost is outweighed by the convenience, increased efficiency, and added security and confidentiality that it offers. The personal use cost was approximately $235,537 for Mr. Black and $77,526 for Mr. Zelter and includes both fixed and variable costs, including lease costs, driver compensation, driver meals, fuel, parking, tolls, repairs, maintenance and insurance. Except as discussed in this paragraph, no 2020 perquisites or personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the named executive officer. The 2020 cost of excess liability insurance provided to our named executive officers falls below this threshold. Messrs. Kelly, Kleinman and Civale did not receive perquisites or personal benefits in 2020, except for incidental benefits having an aggregate value of less than $10,000. Our named executive officers also receive secretarial support with respect to personal matters. We incur no incremental cost for the provision of such additional benefits. Accordingly, no such amount is included in the Summary Compensation Table.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment, Non-Competition and Non-Solicitation Agreement with Chairman and Chief Executive Officer, Leon Black

On January 4, 2017, we entered into an employment, non-competition and non-solicitation agreement with Leon Black, who was then our chairman and chief executive officer and a member of the executive committee of our board of directors. This agreement, which provided for an annual salary of $100,000 and the right to participate in our employee benefit plans as in effect from time to time, had a three-year term. The term had expired but Mr. Black’s employment had continued in accordance with the agreement’s terms, consistent with past practice. On March 21, 2021, Leon Black, Chairman of the Board of Directors, informed the Board of Directors that he had decided to step down from his position as Chief Executive Officer, Director and Chairman of the Board of Directors, and as a member of the executive committee of the Board of Directors, effective immediately. Co-Founder Marc Rowan formally assumed the role of Chief Executive Officer of the Company from Mr. Black, which came as part of a planned succession process first announced in January 2021. The executive committee of the Board of Directors appointed Lead Independent Director Jay Clayton to serve as Non-Executive Chairman of the Board of Directors effective March 21, 2021.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Financial Officer and Co-Chief Operating Officer, Martin Kelly

On July 2, 2012, we entered into an employment, non-competition and non-solicitation agreement with Martin Kelly, our chief financial officer and co-chief operating officer. His annual base salary is $1,000,000. Mr. Kelly is eligible for an annual bonus in an amount to be determined by the executive committee of our board of directors in its discretion. As provided in the agreement, Mr. Kelly participates in the incentive pool and is eligible to receive distributions thereunder.

Employment, Non-Competition and Non-Solicitation Agreement with Co-President, James Zelter

We entered into an amended and restated employment agreement with James Zelter on June 20, 2014, and further amended that agreement on November 12, 2017 in connection with his promotion to Co-President. As amended, the agreement provides for base pay of $100,000 per year. Pursuant to the agreement, Mr. Zelter holds dedicated performance fee rights in respect of our credit funds, certain of which are subject to vesting. As required by the terms of his performance fee arrangements, Mr. Zelter has made investments of his own capital in various of our funds.

Employment, Non-Competition and Non-Solicitation Agreement with Co-President, Scott Kleinman

On November 12, 2017, we entered into an employment agreement with Scott Kleinman reflecting his promotion to Co-President. On July 3, 2018, we entered into a letter agreement with Mr. Kleinman, effective as of January 1, 2018. The letter agreement provides that Mr. Kleinman is entitled to base pay of $1,200,000 per year and to distributions from our incentive pool or other amounts totaling at least $3,300,000 annually, a portion of which is provided in the form of Bonus Grant RSUs. Mr. Kleinman holds dedicated performance fee rights in respect of various of our funds. These interests are generally subject to vesting. As required by the terms of his performance fee arrangements, Mr. Kleinman has made investments of his own capital in various of our funds.

Employment, Non-Competition and Non-Solicitation Agreement with Co-Chief Operating Officer, Anthony Civale

We entered into an amended and restated employment agreement with Anthony Civale dated February 20, 2020. The agreement provides for base pay of $100,000 per year. Pursuant to the agreement, Mr. Civale holds dedicated performance fee rights in respect of our credit funds, certain of which are subject to vesting. As required by the terms of his performance fee arrangements, Mr. Civale has made investments of his own capital in various of our funds.

Awards of Restricted Shares and RSUs Under the Equity Plan

Grants of restricted Class A shares or restricted share units under our 2019 Omnibus Equity Incentive Plan have been made to Messrs. Kelly, Zelter, Kleinman and Civale as a result of their participation in performance fee programs that require that a portion of the performance fee amounts be used to purchase restricted Class A shares, or is settled in the form of a grant of RSUs. The restricted Class A shares vest in three equal annual installments from a vesting date specified at the time of the award. The restricted Class A shares participate in any distributions made on our Class A shares and are not subject to our minimum retained share ownership requirements. The number of restricted Class A shares and restricted share units that were granted in 2020 was determined pursuant to the formula prescribed by the applicable performance fee program, which converts the specified portion of the performance fee income to be paid or distributed into a number of shares based on the volume weighted average price as of a prescribed date in the applicable calendar quarter.

Grants of Plan-Based Awards

The following table presents information regarding RSUs and restricted Class A shares granted to our named executive officers under our 2019 Omnibus Equity Incentive Plan in 2020. No options were granted to a named executive officer in 2020.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(2)
Leon Black	—	—	—

Martin Kelly	February 11, 2020	10,363	470,895
	February 11, 2020	157,819	6,861,970
	February 7, 2020	1,331	64,110

James Zelter	February 11, 2020	157,819	6,861,970
	February 11, 2020	8,478	408,358

Scott Kleinman	February 7, 2020	71,703	3,453,704

Anthony Civale	February 11, 2020	126,255	5,489,567
	February 11, 2020	329	15,847
	February 7, 2020	8,421	405,613

(1)

Represents the number of RSUs and restricted Class A shares granted, as applicable. RSUs and restricted shares are discussed above under “—Compensation Elements for Named Executive Officers—RSUs” and “—Compensation Elements for Named Executive Officers—Restricted Shares,” respectively.

(2)

Represents the aggregate grant date fair value of the RSUs and restricted Class A shares granted in 2020, computed in accordance with FASB ASC Topic 718. The amounts shown do not reflect compensation actually received, but instead represent the aggregate grant date fair value of the award.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unvested RSU and restricted Class A share awards made by us to our named executive officers under our 2019 Omnibus Equity Incentive Plan that were outstanding at December 31, 2020. Our named executive officers did not hold any options at fiscal year-end.

		Stock Awards
Name	Date of Grant	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(21)
Leon Black	—	—		—

Martin Kelly	February 11, 2020	6,909	(1)	338,403
	February 11, 2020	157,819	(2)	7,729,975
	February 7, 2020	888	(4)	43,494
	November 18, 2019	155	(5)	7,592
	August 15, 2019	34	(6)	1,665
	May 21, 2019	209	(7)	10,237
	May 17, 2019	206	(9)	10,090
	February 19, 2019	16	(11)	784
	January 10, 2019	80,193	(12)	3,927,853
	January 10, 2019	13,165	(13)	644,822
	November 15, 2018	139	(14)	6,808
	August 15, 2018	56	(16)	2,743
	May 4, 2018	183	(17)	8,963
	January 8, 2018	4,683	(19)	229,373

James Zelter	February 11, 2020	157,819	(2)	7,729,975
	February 11, 2020	5,652	(3)	276,835
	May 17, 2019	130	(8)	6,367
	February 19, 2019	3,187	(10)	156,099
	November 15, 2018	84	(15)	4,114
	January 8, 2018	1,500,000	(20)	73,470,000

Scott Kleinman	February 7, 2020	47,802	(4)	2,341,342
	August 15, 2019	2,430	(6)	119,021
	May 17, 2019	10,895	(9)	533,637
	February 19, 2019	1,178	(11)	57,698
	January 10, 2019	6,154	(12)	301,423
	November 18, 2019	11,309	(5)	553,915
	November 15, 2018	10,082	(14)	493,816
	August 15, 2018	4,061	(16)	198,908
	May 4, 2018	11,187	(18)	547,939
	January 8, 2018	480,000	(20)	23,510,400

Anthony Civale	February 11, 2020	126,255	(2)	6,183,970
	February 11, 2020	220	(3)	10,776
	February 7, 2020	5,614	(4)	274,974
	November 18, 2019	911	(5)	44,621
	August 15, 2019	114	(6)	5,584
	May 17, 2019	143	(8)	7,004
	May 17, 2019	705	(9)	34,531
	February 19, 2019	1,273	(10)	62,352
	February 19, 2019	111	(11)	5,437
	November 15, 2018	949	(14)	46,482
	November 15, 2018	16	(15)	784
	August 15, 2018	382	(16)	18,710
	June 5, 2018	622,962	(17)	30,512,679
	May 4, 2018	724	(18)	35,462
	January 8, 2018	1,479	(19)	72,441

(1)	RSUs that vest in substantially equal annual installments on December 31 of each of 2021 and 2022.
(2)

RSUs that vest in substantially equal annual installments on January 1 of each of 2021, 2022, 2023, 2024 and 2025, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(3)	RSUs that vest in substantially equal annual installments on November 15 of each of 2021 and 2022.
(4)	Restricted Class A shares that vest in substantially equal annual installments on November 15 of each of 2021 and 2022.
(5)	Restricted Class A shares that vest in substantially equal annual installments on August 15 of each of 2020, 2021 and 2022.
(6)	Restricted Class A shares that vest in substantially equal installments on May 15 of each of 2021 and 2022.
(7)

RSUs that vest on December 31, 2021, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(8)	RSUs that vest in substantially equal annual installments on February 15 of each of 2021 and 2022.
(9)	Restricted Class A shares that vest in substantially equal annual installments on February 15 of each of 2021 and 2022.
(10)	RSUs that vest on November 15, 2021.
(11)	Restricted Class A shares that vest on November 15, 2021.
(12)

RSUs that vest in substantially equal annual installments on January 1 of each of 2021, 2022, 2023 and 2024, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(13)	RSUs that vest on December 31, 2021.
(14)	Restricted Class A shares that vest on August 15, 2021.
(15)	RSUs that vest on May 15, 2021.
(16)	Restricted Class A shares that vest on May 15, 2021.
(17)

RSUs that vest in substantially equal annual installments on January 1 of each of 2021, 2022 and 2023, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(18)	Restricted Class A shares that vest on February 15, 2021.
(19)

Performance RSUs that have satisfied their time-vesting conditions and will vest subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such period.

(20)

Performance RSUs that vest in substantially equal annual installments on January 1 of each of 2021, 2022 and 2023, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(21)	Amounts calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of $48.98 per Class A share on December 31, 2020.

Option Exercises and Stock Vested

The following table presents information regarding the number of outstanding initially unvested RSUs and restricted Class A shares held by our named executive officers that vested during 2020 and the number of options exercised by our named executive officers in 2020. The amounts shown below do not reflect compensation actually received by the named executive officers, but instead are calculations of the number of RSUs and restricted Class A shares that vested during 2020 based on the closing price of our Class A shares on the date of vesting. Shares received by our named executive officers in respect of vested RSUs are subject to our retained ownership requirements. No options were exercised by our named executive officers in 2020.

		Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leon Black	—	—	—
Martin Kelly	RSUs	23,649	1,129,589
	Restricted Shares	1,343	60,593
James Zelter	RSUs	506,161	24,109,026
	Restricted Shares	8,911	406,965
Scott Kleinman	RSUs	160,000	7,625,600
	Restricted Shares	88,448	4,004,501
Anthony Civale	RSUs	220,516	10,353,550
	Restricted Shares	10,260	466,471

(1)

Amounts calculated by multiplying the number of RSUs or restricted Class A shares held by the named executive officer that vested on each applicable vesting date in 2020 by the closing price per Class A share on that date. Class A shares underlying the vested RSUs were issued to the named executive officer shortly after they vested.

Potential Payments upon Termination or Change in Control

None of the named executive officers is entitled to payment or other benefits in connection with a change in control.

Mr. Black is not entitled to severance or other payments or benefits in connection with an employment termination. Mr. Black is required to protect the confidential information of Apollo both during and after employment. In addition, until one year after employment termination, he is required to refrain from soliciting employees under specified circumstances or interfering with our relationships with investors and to refrain from competing with us in a business that involves primarily (i.e., more than 50%) third-party capital.

If Mr. Kelly’s employment is terminated by us without cause or he resigns for good reason, he will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his employment termination. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares. If Mr. Kelly’s employment is terminated by reason of death or disability, he will vest in 50% of any unvested portion of his RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. If Mr. Kelly’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. We may terminate Mr. Kelly’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kelly is required to give us 90 days’ notice prior to a resignation for any reason. He is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 12 months after employment, Mr. Kelly is also obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those managed or invested in by Apollo or its affiliates.

We may terminate Mr. Zelter’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Zelter is required to provide 90 days’ notice prior to a resignation for any reason. Upon his termination of employment by reason of death or disability, Mr. Zelter will vest in 50% of his then unvested RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. Upon his termination by the Company other than for cause, Mr. Zelter will vest in 50% of his then unvested restricted shares and RSUs he received in respect of certain performance fee entitlements. If Mr. Zelter’s employment is terminated without cause or he resigns, he will also be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. During his employment and for 12 months thereafter, he is also obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those invested in or managed by Apollo or its affiliates.

We may terminate Mr. Kleinman’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kleinman is required to provide 90 days’ notice prior to a resignation for any reason. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares. Upon his termination of employment by reason of death or disability, Mr. Kleinman will vest in 50% of his then unvested RSUs, restricted shares and dedicated performance fee interests that are subject to vesting. If Mr. Kleinman’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. If Mr. Kleinman’s employment with us terminates for any reason other than in circumstances in which he could have been terminated for cause, he will receive the cash portion of his incentive pool or annual bonus amount on a prorated basis through the last day of his full-time employment. Mr. Kleinman is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 12 months after employment, he is obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those invested in or managed by Apollo or its affiliates.

We may terminate Mr. Civale’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Civale is required to provide 90 days’ notice prior to a resignation for any reason. Upon his termination of employment by reason of death or disability, Mr. Civale will vest in 50% of his then unvested RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. Upon his termination by the Company other than for cause, Mr. Civale will vest in 50% of his then unvested restricted shares and RSUs he received in respect of certain performance fee entitlements. If Mr. Civale’s employment is terminated without cause, or he resigns, he will also be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. During his employment and for 12 months thereafter, he is also obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those invested in or managed by Apollo or its affiliates. Under a grant of performance RSUs Mr. Civale received in 2018, if his employment is terminated by Apollo without cause prior to January 1, 2023, he will receive prorated vesting (based on the number of months worked in the year of termination) of the RSUs scheduled to vest on the next January 1 vesting date. Mr. Civale is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 12 months after employment, he is obligated to refrain from soliciting our employees, interfering with our relationships with investors or other business relations, and competing with us in a business that manages or invests in assets substantially similar to those invested in or managed by Apollo or its affiliates.

The named executive officers’ obligations during and after employment were considered by the executive committee of our board of directors in determining appropriate post-employment payments and benefits for the named executive officers.

The following table lists the estimated amounts that would have been payable to each of our named executive officers in connection with a termination that occurred on the last day of our last completed fiscal year and the value of any additional equity that would vest upon such termination. When listing the potential payments to named executive officers under the plans and agreements described above, we have assumed that the applicable triggering event occurred on December 31, 2020 and that the price per share of our Class A shares was $48.98, which is equal to the closing price on such date. For purposes of this table, RSU values are based on the $48.98 closing price.

Name	Reason for Employment Termination	Estimated Value of Cash Payments ($)(1)	Estimated Value of Equity Acceleration ($)(2)
Leon Black	Cause	—	—
	Death, disability	—	—
Martin Kelly	Without cause	14,543	41,070
	By executive for good reason	14,543	—
	Death, disability	—	6,481,401
James Zelter	Without cause	—	221,708
	Death, disability	—	40,821,695
Scott Kleinman	Without cause	—	2,423,139
	Death, disability	—	14,329,050
Anthony Civale	Without cause	14,868	10,480,471
	Death, disability	—	18,657,902

(1)

This amount would have been payable to the named executive officer had his employment been terminated by the Company without cause (and other than by reason of death or disability) or for good reason on December 31, 2020.

(2)

This amount represents the additional equity vesting that the named executive officer would have received had his employment terminated in the circumstances described in the column, “Reason for Employment Termination,” on December 31, 2020, based on the closing price of a Class A share on such date. For this purpose, awards that are subject to performance vesting conditions have been treated as having attained such conditions. Please see our “Outstanding Equity Awards at Fiscal Year-End” table above for information regarding the named executive officer’s unvested equity as of December 31, 2020.

CEO to Median Employee Pay Ratio

SEC rules require companies to disclose the ratio of the total annual compensation of the principal executive officer (“PEO”) to the total annual compensation of the median employee (calculated excluding the PEO). Our PEO as of December 31, 2020 was Mr. Black and our ratio is as follows:

Mr. Black’s total annual compensation: $423,687

Median employee total annual compensation: $236,536

Ratio of PEO to median employee total annual compensation: 1.8:1

In determining the median employee, we prepared a list of all employees as of December 31, 2020. Consistent with applicable rules, we used reasonable estimates in the methodology used to identify the median employee. We determined the median employee by reviewing the base salary paid in 2020, the annual cash bonus paid in 2020 and the value of the equity awards received in 2020 by employees other than the PEO. After we determined the median employee, we calculated the median employee’s total annual compensation in the same manner in which we calculated the total annual compensation of the PEO. As noted above under “—Note on Distributions on Apollo Operating Group Units,” Mr. Black receives distributions on his AOG Units that are distributions on equity rather than compensation, and accordingly are not included here.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The audit committee has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Deloitte & Touche LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2010 and is considered by the audit committee and the Board of Directors to be well qualified. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2021 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

Principal Accounting Fees And Services

The following table summarizes the aggregate fees for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

	For the Year Ended December 31, 2020
	AGM, Inc.	Apollo Funds(1)	Total
	(in thousands)
Audit fees(2)	$6,907	$21,378	$28,285
Audit-related fees(3)	744	1,680	2,424
Tax fees
Tax compliance fees	6,238	33,440	39,678
Tax advisory fees	2,104	2,618	4,722

Total tax fees	8,342	36,058	44,400

Total fees	$15,993	$59,116	$75,109

	For the Year Ended December 31, 2019
	AGM, Inc.	Apollo Funds(1)	Total
	(in thousands)
Audit fees(2)	$7,801	$18,542	$26,343
Audit-related fees(3)	716	1,268	1,984
Tax fees
Tax compliance fees	7,020	29,945	36,965
Tax advisory fees	2,206	2,300	4,506

Total tax fees	9,226	32,245	41,471

Total fees	$17,743	$52,055	$69,798

(1)	Audit and Tax fees for Apollo fund entities consisted of services to investment funds managed by Apollo in its capacity as the general partner and/or manager of such entities.
(2)

Audit fees consisted of fees for (a) the audits of our consolidated financial statements in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (b) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

(3)	Audit-related fees consisted of comfort letters, consents and other services related to SEC and other regulatory filings.

Our audit committee charter requires the audit committee of our board of directors to approve in advance all audit and non-audit related services to be provided by our independent registered public accounting firm. All services reported in the Audit, Audit-related and Tax categories above were approved by the committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A shares, the Class B share, the Class C share, and AOG Units as of August 5, 2021 by (i) each person known to us to beneficially own more than 5% of the voting outstanding equity securities of Apollo Global Management, Inc. listed in the table below, (ii) each of our directors, (iii) each person who is a named executive officer for 2020 and (iv) all directors and executive officers as a group.

The number of Class A shares, Class B shares, Class C shares and AOG Units outstanding and the percentages of beneficial ownership are based on 235,527,358 Class A shares, 1 Class B share and 1 Class C share issued and outstanding, and 432,935,490 AOG Units outstanding, each as of August 5, 2021. As of August 5, 2021, AP Professional Holdings, L.P. held 168,253,613 AOG Units and Athene held 29,154,519 AOG Units.

The voting power calculations for General Stockholder Matters are based on 235,129,624 voting Class A shares issued and outstanding, the voting power of the Class B share, which had 197,408,132 votes, and the voting power of the Class C share, which had 2,130,375,146 votes, each as of August 5, 2021. As of August 5, 2021, the total voting power for General Stockholder Matters of the Class A shares, Class B share and Class C share was 9.2%, 7.7% and 83.1%, respectively. For certain matters, however, as required by the Delaware General Corporation Law and the rules of the New York Stock Exchange, as of August 5, 2021 the total voting power of the Class A shares was 54.4%, the total voting power of the Class B share was 45.6% and the Class C share does not vote.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A shares and interests in our Class B share and Class C share shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Apollo Global Management, Inc., 9 West 57th Street, New York, NY 10019.

	Class A Shares Only	AOG Units Only	Total Current Holdings of AOG Units and Class A Shares	% Class A Shares(1)	% AOG Units(2)	Class A Shares and Class B Share % voting power(3)	Class A Shares Voting Power	Class B Shares Voting Power	Class C Shares Voting Power	Total Voting Power A, B, C(4)
Leon Black(5)(6)	10,242,166	80,000,000	90,242,166	4.3%	18.5%	48.0%	*	7.7%	83.1%	91.2%
Joshua Harris(5)(6)	1,350,000	39,512,448	40,862,448	*	9.1%	46.0%	*	7.7%	83.1%	90.9%
Marc Rowan(5)(6)	3,318,853	32,481,402	35,800,255	1.4%	7.5%	46.4%	*	7.7%	83.1%	91%
Pauline Richards	63,533	—	63,533	*	—	*	*	—	—	*
A.B. Krongard(7)	315,791	—	315,791	*	—	*	*	—	—	*
Michael Ducey(8)	59,195	—	59,195	*	—	*	*	—	—	*
Jay Clayton	5,000	—	5,000	*	—	*	*	—	—	*
Siddhartha Mukherjee	—	—	—	—	—	—	—	—	—	—
Pamela Joyner	—	—	—	—	—	—	—	—	—	—
Kerry Murphy Healey	—	—	—	—	—	—	—	—	—	—
Richard Emerson	—	—	—	—	—	—	—	—	—	—
David Simon	—	—	—	—	—	—	—	—	—	—
Martin Kelly	206,140	—	206,140	*	—	*	*	—	—	*
Anthony Civale(9)	1,106,483	—	1,106,483	*	—	*	*	—	—	*
Scott Kleinman(10)	1,123,590	2,033,805	3,157,395	*	*	*	*	—	—	*
James Zelter(11)	1,368,242	2,013,170	3,381,412	*	*	*	*	—	—	*
All directors and executive officers as a group (16 persons)(12)	9,233,635	76,040,825	85,274,460	3.9%	17.6%	29.3%	*	7.7%	83.1%	91.2%

*	Represents less than 1%
(1)

Subject to certain requirements and restrictions, the AOG Units held by AP Professional Holdings, L.P. are exchangeable for Class A Shares on a one-for-one basis. Beneficial ownership of AOG units reflected in this table has not been also reflected as beneficial ownership of the Class A Shares for which such AOG unit may be exchanged. AOG units held by AHL are non-voting equity interests of the Apollo Operating Group and are not exchangeable for Class A Shares.

(2)

The percentage of beneficial ownership of Class A Shares is based on a total of 235,527,358 Class A Shares issued and outstanding as of August 5, 2021, plus, if applicable, Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021 (as calculated in accordance with Rule 13d- 3(d)(1) of the Exchange Act). The percentage of beneficial ownership of AOG units is based on a total of 432,935,490 AOG units outstanding as of August 5, 2021.

(3)

The voting power presented in this column relates to the voting power of the Class A Shares and Class B Share with respect to the matters required by the DGCL and the rules of the NYSE for which the Class A Shares and the Class B Share vote together as a single class. The Class C Share does not vote on such matters. For such matters, as of August 5, 2021, the total voting power of the Class A Shares was 54.4% and the total voting power of the Class B Share was 45.6%. The total percentage of voting power is based on 235,129,624 voting Class A Shares outstanding, the Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021, as applicable, and the voting power of the Class B Share, which had 197,408,132 votes, each as of August 5, 2021. The voting power calculations do not include 397,734 Class A Shares held by California Public Employees’ Retirement System (the “Strategic Investor”) based on a Form 13F for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021 by the Strategic Investor. Class A Shares held by the Strategic Investor do not have voting rights. This column assumes the exchange of AOG units held by AP Professional Holdings, L.P. into Class A Shares and the number of Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021. This column does not assume the exchange of AOG units into Class A Shares with respect to AOG units held by AHL, as such AOG units are not exchangeable for Class A Shares.

(4)

The voting power presented in this column relates to the voting power of Class A Shares, Class B Share and Class C Share with respect to General Stockholder Matters specified in AGM’s certificate of incorporation. The total percentage of voting power is based on 235,129,624 voting Class A Shares outstanding, the Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021, as applicable, the voting power of the Class B Share, which had 197,408,132 votes, and the voting power of the Class C Share, which had 2,130,375,146 votes, each as of August 5, 2021. The voting power calculations do not include 397,734 Class A Shares held by the Strategic Investor, which do not have voting rights. This column assumes the exchange of AOG units held by AP Professional Holdings, L.P. into Class A Shares and the number of Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021. This column does not assume the exchange of AOG units into Class A Shares with respect to AOG units held by AHL, as such AOG units are not exchangeable for Class A Shares.

(5)

The number of Class A Shares presented are indirectly held by estate planning vehicles for which voting and investment control are exercised by this individual. The number of AOG units presented are indirectly held by estate planning vehicles, for which this individual disclaims beneficial ownership except to the extent of his pecuniary interest therein. All AOG units presented are directly held by AP Professional Holdings, L.P. Each of Messrs. Black, Rowan and Harris indirectly beneficially own limited partnership interests in BRH Holdings, L.P., which holds approximately 90.3% of the limited partnership interests in AP Professional Holdings, L.P. The number of AOG units presented do not include any AOG units owned by AP Professional Holdings, L.P. with respect to which each of Messrs. Black, Rowan or Harris, as one of the three owners of all of the interests in BRH Holdings GP, Ltd., the general partner of AP Professional Holdings, L.P., or as a party to the Agreement Among Principals or the Co-Founder Shareholders Agreement may be deemed to have shared voting or dispositive power. Each of these individuals disclaims any beneficial ownership of these units, except to the extent of his pecuniary interest therein.

(6)

BRH Holdings GP, Ltd., the holder of the Class B Share, is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Principals, the Class B Share is to be voted and disposed of by BRH Holdings GP, Ltd. based on the determination of at least two of Leon Black, Joshua Harris and Marc Rowan; as such, they share voting and dispositive power with respect to the Class B Share. BRH Holdings GP, Ltd. is the sole member of AGM Management, LLC, the holder of the Class C Share.

(7)

Includes 250,000 Class A Shares held by a trust for the benefit of Mr. Krongard’s children, for which Mr. Krongard’s children are the trustees. Mr. Krongard disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein.

(8)

Includes 2,616 Class A Shares held by two trusts for the benefit of Mr. Ducey’s grandchildren, for which Mr. Ducey and several of Mr. Ducey’s immediate family members are trustees and have shared investment power. Mr. Ducey disclaims beneficial ownership of the Class A Shares held in the trusts, except to the extent of his pecuniary interest therein.

(9)

Includes 402,145 Class A Shares indirectly beneficially owned by Mr. Civale and held by The Anthony M. Civale February 2021 Annuity Trust dated February 16, 2021, of which Mr. Civale is trustee, and includes 204,962 Class A Shares indirectly beneficially owned by Mr. Civale and held by The Civale Annuity Trust A dated February 4, 2020, of which Mr. Civale is trustee.

(10)

Includes 9,391 Class A Shares held by an entity over which Mr. Kleinman exercises voting and investment control. The number of AOG units presented for Mr. Kleinman are indirectly held by estate planning vehicles over which Mr. Kleinman may be deemed to exercise voting and investment control. All AOG units presented are directly held by AP Professional Holdings, L.P. Mr. Kleinman disclaims any beneficial ownership of these units and Class A Shares indirectly held, except to the extent of his pecuniary interest therein.

(11)	Includes 1,061,256 Class A Shares held by The James C. Zelter 2021 GRAT No. 1, a vehicle over which Mr. Zelter exercises voting and investment control, and of which Mr. Zelter is trustee.

(12)

Refers to shares and AOG units beneficially owned by the individuals who were directors and executive officers as of August 5, 2021. All AOG units presented are directly held by AP Professional Holdings, L.P., in which certain directors and executive officers beneficially own limited partnership interests.

Security Ownership of Other Beneficial Owners

Based on information available to AGM as of August 5, 2021, AGM knew of no person who beneficially owned more than 5% of the Class A Shares, the Class B Share, the Class C Share and the AOG units, except as set forth below:

	Class A Shares Only	AOG Units Only	Total Current Holdings of AOG Units and Class A Shares	% Class A Shares(1)	% AOG Units(2)	Class A Shares and Class B Share % voting power(3)	Class A Shares Voting Power	Class B Shares Voting Power	Class C Shares Voting Power	Total Voting Power A, B, C(4)
AP Professional Holdings, L.P.(5)	—	168,253,613	168,253,613	—	38.9%	38.9%	—	7.7%	—	6.6%
Tiger Global Management, LLC(6)	23,615,760	—	23,615,760	10.0%	—	5.5%	*	—	—	*
Capital World Investors(7)	11,921,674	—	11,921,674	5.1%	—	2.8%	*	—	—	*
The Vanguard Group(8)	17,621,428	—	17,621,428	7.5%	—	4.1%	*	—	—	*

*	Represents less than 1%
(1)

Subject to certain requirements and restrictions, the AOG units held by AP Professional Holdings, L.P. are exchangeable for Class A Shares on a one-for-one basis. Beneficial ownership of AOG units reflected in this table has not been also reflected as beneficial ownership of the Class A Shares for which such AOG unit may be exchanged. AOG units held by AHL are non-voting equity interests of the Apollo Operating Group and are not exchangeable for Class A Shares.

(2)

The percentage of beneficial ownership of Class A Shares is based on a total of 235,527,358 Class A Shares issued and outstanding as of August 5, 2021, plus, if applicable, Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021 (as calculated in accordance with Rule 13d- 3(d)(1) of the Exchange Act). The percentage of beneficial ownership of AOG units is based on a total of 432,935,490 AOG units outstanding as of August 5, 2021.

(3)

The voting power presented in this column relates to the voting power of the Class A Shares and Class B Share with respect to the matters required by the DGCL and the rules of the NYSE for which the Class A Shares and the Class B Share vote together as a single class. The Class C Share does not vote on such matters. For such matters, as of August 5, 2021, the total voting power of the Class A Shares was 54.4% and the total voting power of the Class B Share was 45.6%. The total percentage of voting power is based on 235,129,624 voting Class A Shares outstanding, the Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021, as applicable, and the voting power of the Class B Share, which had 197,408,132 votes, each as of August 5, 2021. The voting power calculations do not include 397,734 Class A Shares held by California Public Employees’ Retirement System (the “Strategic Investor”) based on a Form 13F for the quarter ended June 30, 2021, filed with the SEC on August 13, 2021 by the Strategic Investor. Class A Shares held by the Strategic Investor do not have voting rights. This column assumes the exchange of AOG units held by AP Professional Holdings, L.P. into Class A Shares and the number of Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021. This column does not assume the exchange of AOG units into Class A Shares with respect to AOG units held by AHL, as such AOG units are not exchangeable for Class A Shares.

(4)

The voting power presented in this column relates to the voting power of Class A Shares, Class B Share and Class C Share with respect to General Stockholder Matters specified in AGM’s certificate of incorporation. The total percentage of voting power is based on 235,129,624 voting Class A Shares outstanding, the Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021, as applicable, the voting power of the Class B Share, which had 197,408,132 votes, and the voting power of the Class C Share, which had 2,130,375,146 votes, each as of August 5, 2021. The voting power calculations do not include 397,734 Class A Shares held by the Strategic Investor, which do not have voting rights. This column assumes the exchange of AOG units held by AP Professional Holdings, L.P. into Class A Shares and the number of Class A Shares to be delivered to the respective holder within 60 days of August 5, 2021. This column does not assume the exchange of AOG units into Class A Shares with respect to AOG units held by AHL, as such AOG units are not exchangeable for Class A Shares.

(5)

Assumes that no AOG units are distributed to the limited partners of AP Professional Holdings, L.P. The general partner of AP Professional Holdings, L.P. is BRH Holdings GP, Ltd., which is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. BRH Holdings GP, Ltd. is also the general partner of BRH Holdings, L.P., the limited partnership through which Messrs. Black, Harris and Rowan indirectly beneficially own (through estate planning vehicles) their limited partner interests in AP Professional Holdings, L.P. These individuals disclaim any beneficial ownership of these AOG units, except to the extent of their pecuniary interest therein. BRH Holdings GP, Ltd. is the sole member of AGM Management, LLC.

(6)

Based on a Form 4 filed with the SEC on July 14, 2021, by Tiger Global Management, LLC. The address of Tiger Global Management, LLC is 9 West 57th Street, 35th Floor, New York, New York. Pursuant to an irrevocable proxy, all voting rights attaching to the shares held by Tiger Global Management, LLC are exercisable by AGM Management, LLC.

(7)

Based on a Schedule 13G filed with the SEC on February 16, 2021, by Capital World Investors, a division of Capital Research and Management Company. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California.

(8)	Based on a Schedule 13G filed with the SEC on February 10, 2021, by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them last fiscal year with respect to their beneficial ownership of the Company’s securities.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting must be received at our principal executive offices no later than the close of business on April 18, 2022, unless the date of the 2022 Annual Meeting is more than 30 days before or after October 1, 2022 in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between June 3, 2022 and July 3, 2022 for the 2022 Annual Meeting. If the date of the 2022 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting or of the stockholder consent in lieu thereof, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

All such proposals should be sent to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Secretary and Chief Legal Officer by mailing a request to Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019, or by calling our main telephone number at (212) 515-3200 and requesting to be connected to the office of our Secretary and Chief Legal Officer. Upon written or oral request to the Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://www.apollo.com/stockholders/sec-filings. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2020, as filed with the SEC. Requests should be directed to John J. Suydam, Chief Legal Officer, Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Dated: August 16, 2021	By order of the Board of Directors

/s/ John J. Suydam
John J. Suydam
Chief Legal Officer and Assistant Secretary

APOLLO GLOBAL MANAGEMENT, INC. Proxy for Annual Meeting of Stockholders on October 1, 2021 Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) John J. Suydam and Jessica L. Lomm, or either of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares or common stock of Apollo Global Management, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, by means of remote communication, at 9:30 a.m. Eastern Daylight Time, on October 1, 2021 and any adjournment or postponement thereof. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2021AM/htype.asp by 11:59 p.m. Eastern Daylight Time on September 28, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the invitation link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About this Proxy Statement - How do I vote my shares at the virtual Annual Meeting?” (Continued and to be marked, dated and signed on the reverse side.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Annual Report, Notice and Proxy Statement are available at: http://www.viewproxy.com/apollo/2021AM

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1: 1. ELECTION OF DIRECTORS. NOMINEES: 01 Walter (Jay) Clayton Richards 02 Michael Ducey 03 Richard Emerson 04 Joshua Harris 05 Kerry Murphy Healey 06 Pamela Joyner 07 Scott Kleinman 08 A.B. Krongard 09 Pauline 10 Marc Rowan 11 David Simon 12 James Zelter FOR all nominees WITHHOLD AUTHORITY for all nominees FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) The Board of Directors recommends you vote FOR Proposal 2.2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021 FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. Date Signature Signature (Joint Owners) VIRTUAL CONTROL NUMBER Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. VIRTUAL CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during Virtual Annual Meeting. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/APO Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.